Exhibit 10.1

[EXECUTION COPY]

[US$800,000,000 SENIOR REVOLVING CREDIT FACILITY]

CREDIT AGREEMENT

dated as of November 9, 2018

among

ALTUS MIDSTREAM LP,

as Borrower

THE LENDERS PARTY HERETO,

THE ISSUING BANKS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

and

CITIBANK, N.A.,

BANK OF AMERICA, N.A.,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

MUFG BANK, LTD.,

and

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

TD SECURITIES (USA) LLC,

MUFG BANK, LTD.,

and

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

as Co-Lead Arrangers and Joint Bookrunners

i

SCHEDULES AND EXHIBITS

EXHIBITS:

Exhibit A	Form of Legal Opinion of Bracewell LLP
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Borrowing/Interest Election Request
Exhibit E	Form of Notice of Commitment Increase
Exhibit F	Form of Request for Letter of Credit
Exhibit G-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

SCHEDULES:

Schedule A	Pricing Grid
Schedule 2.1	Commitments
Schedule 2.4	Swingline Lenders and Swingline Commitments
Schedule 2.5	Issuing Banks and Letter of Credit Commitments
Schedule 3.7	Subsidiaries; Restricted Subsidiaries
Schedule 7.1	Liens
Schedule 7.5	Restrictive Agreements

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of November 9, 2018, is among ALTUS MIDSTREAM LP, a Delaware limited partnership (the “Borrower”), the LENDERS (as defined below) party hereto, the ISSUING BANKS (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, CITIBANK, N.A., BANK OF AMERICA, N.A., THE TORONTO-DOMINION BANK, NEW YORK BRANCH, MUFG BANK, LTD., and THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Co-Documentation Agents.

Borrower, Lenders, Issuing Banks, the Administrative Agent, and the other Agents party hereto hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan, Borrowing or Swingline Loan, refers to whether such Loan, the Loans comprising such Borrowing, or Swingline Loan are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Rating” means, as applicable to any Affiliate of an Issuing Bank, a Bank Rating of such Affiliate which is the same or higher than such Issuing Bank.

“Accepting Lenders” is defined in Section 2.7(c).

“Acquisition Period” means, if the Borrower has provided a Qualified Acquisition Notice, the period beginning with the Qualified Acquisition Closing Date and ending on the earliest of (a) the first anniversary of such Qualified Acquisition Closing Date, and (b) the date on which the Borrower notifies the Administrative Agent that it desires to end the Acquisition Period for such Qualified Acquisition.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Issuing Banks and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loan” is defined in Section 2.18(f).

“Affiliate” means, with respect to a specified Person, at a given time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” is defined in Section 9.3(a).

“Agents” means each of the Administrative Agent, the Syndication Agent, and the Co-Documentation Agents.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined pursuant to the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning bribery, corruption or money laundering, including, without limitation, the Bribery Act 2010 of the United Kingdom.

“Apache” means Apache Corporation, a Delaware corporation.

“Applicable Issuing Office” means, for any Issuing Bank, the issuing office of such Issuing Bank located in the United States specified by Borrower in any Request for Letter of Credit, or any other issuing office of such Issuing Bank which is requested by Borrower in any Request for Letter of Credit and agreed by such Issuing Bank; provided that the particular location of an issuing office located in the United States must be mutually agreed by both the applicable Issuing Bank and The Borrower.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, such office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and/or issued and maintained.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, when a Defaulting Lender shall exist, “Applicable Percentage” (a) shall be adjusted for purposes of Section 2.21 as set forth in Section 2.21 and (b) shall mean for any Letters of Credit issued or increased or Loans made during such time the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and adjustments due to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rating Level” means (a) at any time the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt are equivalent ratings, the level set forth in the chart below under the heading “Applicable Rating Level” (a “Level”) opposite the ratings under the headings “Moody’s” and “S&P”, and (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Levels, the Applicable Rating Level shall be based on the higher rating, provided, however, that for purposes of the foregoing, (i) “≥” means a rating equal to or more favorable than; “≤” means a rating equal to or less favorable than; “>” means a rating greater than; “<” means a rating less than; (ii) in the event that a one rating level split occurs between the Moody’s and S&P ratings, then the rating corresponding to the higher rating shall determine the Applicable Rating Level; (iii) in the event that more than a one rating level split occurs between the Moody’s and S&P ratings, then the Applicable Rating Level shall equal one level lower than the higher rating; (iv) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Applicable Rating Level shall be the rating established by such party; (v) if there is no rating for the Index Debt from Moody’s and S&P, then the Applicable Rating Level shall equal Level V; and (vi) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Issuing Banks and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes in the Applicable Rating Level will occur automatically without prior notice.

Applicable Rating Level	Moody’s	S&P
Level I	≥ A3	≥ A-
Level II	Baa1	BBB+
Level III	Baa2	BBB
Level IV	Baa3	BBB-
Level V	≤ Ba1	≤ BB+

For example, if the Moody’s rating is Baa2 and the S&P rating is BBB-, Level III shall apply.

“Applicant” means the Borrower.

“Arrangers” is defined in Section 9.1(e).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer and/or president, the chief financial officer, and the treasurer, of such Person or any general partner of such Person, and any officer or employee of such Person (or general partner of such Person) specified as such to the Administrative Agent in writing by any of the aforementioned officers of such Person (or general partner of such Person).

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Rating” means, with respect to any Person, the ratings established or deemed to have been established by Moody’s and S&P for the senior, unsubordinated, unsecured long term debt of such Person.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or consented to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Margin” means, for any day, the applicable rate per annum set forth below under the caption “Base Rate Margin”, in either case, based upon the Leverage Ratio or Applicable Rating Level, as applicable, applicable on such date and as more fully set forth on Schedule A. Each change in the Base Rate Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Base Rate Margin will occur automatically without prior notice.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Bloomberg” means Bloomberg L.P. and any nationally recognized successor thereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the Preamble.

“Borrower Audited Annual Financials” is defined in Section 5.1(a).

“Borrower Parent” means KAAC.

“Borrower Parent Annual Financials” is defined in Section 5.1(a).

“Borrower Unaudited Annual Financials” is defined in Section 5.1(a).

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by Borrower for a Borrowing in accordance with Section 2.3, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market.

“Capital” means the consolidated partners’ equity of the Borrower and its Restricted Subsidiaries plus the consolidated Indebtedness of the Borrower and its Restricted Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et. seq., as amended from time to time.

“Certificate of Extension” means a certificate of the Borrower, executed by an Authorized Officer and delivered to the Administrative Agent, in a form acceptable to the Administrative Agent, which requests an extension of the then scheduled Maturity Date pursuant to Section 2.7.

“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b)), by any Applicable Lending Office of such Lender or any Applicable Issuing Office of such Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any)) with any rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated, or issued by any Governmental Authority or otherwise having the force of law, regardless of the date enacted, adopted or issued.

“Change Report Effective Date” is defined in Section 2.5(l).

“CI Lender” is defined in Section 2.22(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Citibank, N.A., Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, MUFG Bank, Ltd., and The Bank of Nova Scotia, Houston Branch, in their capacity as co-documentation agents.

“Commercial Operation Date” means the date on which a Joint Venture Option Project or a Qualified Project, as applicable, is substantially complete and commercially operable.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and Swingline Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender’s name on Schedule 2.1, as amended from time to time pursuant to the terms and conditions of this Agreement, or in the applicable Assignment and Assumption Agreement, pursuant to which such Lender shall have assumed its Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.9, (b) reduced or increased from time to time pursuant to Section 2.7 or pursuant to assignments by or to such Lender pursuant to Section 10.4, (c) increased from time to time pursuant to Section 2.22, and (d) terminated pursuant to Section 4.1, Section 8.2 or Section 8.3. The amount of the Commitment represents such Lender’s maximum Credit Exposure hereunder. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. During the Initial Period, the initial aggregate amount of the Lenders’ Commitments is $450,000,000. After the expiration of the Initial Period, the aggregate amount of the Lenders’ Commitments shall be $800,000,000.

“Commitment Increase” is defined in Section 2.22(a).

“Commitment Increase Effective Date” is defined in Section 2.22(b).

“Communications” is defined in Section 10.1(d).

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total assets of the Borrower and its Restricted Subsidiaries as of the end of the Borrower’s most recent fiscal quarter for which a consolidated balance sheet of the Borrower and its subsidiaries is available, minus the sum of (i) all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Restricted Subsidiaries reflected on such balance sheet, and (ii) total goodwill and other intangible assets of the Borrower and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth” means (i) the consolidated partners’ equity of the Borrower and its Restricted Subsidiaries, less (ii) the amount of consolidated intangible assets of the Borrower and its Restricted Subsidiaries.

“Contribution Agreement” means that certain Contribution Agreement, dated as of August 8, 2018, by and among Apache Midstream LLC, KAAC, Borrower, Alpine High Gathering LP, Alpine High Pipeline LP, Alpine High Processing LP, Alpine High NGL Pipeline LP, and Alpine High Subsidiary GP LLC.

“Contribution Agreement Transactions” means those transactions contemplated by and under the Contribution Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

“Credit Exposure” means, with respect to any Lender at any time, the sum calculated in US Dollars of the outstanding principal amount of such Lender’s Loans, its LC Exposure and its Swingline Exposure at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lenders, or any other Lender.

“Debt” of any Person means indebtedness, including capital leases, shown as debt on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Declining Lenders” is defined in Section 2.7(c).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, as reasonably determined by the Administrative Agent in consultation with the Borrower, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon (i) the Administrative Agent’s receipt of such confirmation, and (ii) compliance in full by such Lender with its funding obligations under this Agreement as of the date of such confirmation (subject to any exception to funding set forth in clause (a) above), or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that a Lender shall not be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a governmental authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (d) above, if and for so long as both the Administrative Agent and the Borrower, each in its sole and absolute discretion, is satisfied that such Lender will continue to perform its obligations hereunder relating to Loans and Letters of Credit, such mutual satisfaction being evidenced by written confirmation signed and delivered by the Administrative Agent and the Borrower to the other, either of which may revoke such confirmation by written notice delivered to the other, upon which such Lender will again be a Defaulting Lender.

“Disposition” is defined in Section 7.3(a).

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Drawing Document” means any document presented for purposes of drawing under a Letter of Credit.

“EBITDA” means, for any period, the Consolidated Net Income for such period,

(a) excluding, without duplication and to the extent included in determining such consolidated net income: (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and accretion for such period and amortization of intangible assets for such period, (iv) nonrecurring or unusual noncash gains or losses (including (A) gains and losses in respect of dispositions of assets and (B) impairment charges in respect of tangible or intangible assets) for such period, (v) noncash increases and decreases in net income for such period due to the accounting for trading and hedging agreements, (vi) the cumulative effect for such period of a change in accounting principles, (vii) any fees and expenses for such period relating to the Transactions, (viii) the income or loss of any Person other than a Restricted Subsidiary in which the Borrower or any Restricted Subsidiary has an ownership interest, (ix) the income or loss of, and any cash dividends or similar cash distributions paid to, any Restricted Subsidiary that is not wholly owned, directly or indirectly, by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interests in such Restricted Subsidiary, and (x) any undistributed net income of a Restricted Subsidiary to the extent that the ability of such Restricted Subsidiary to make Restricted Payments to the Borrower or another Restricted Subsidiary is, as of the date of determination of EBITDA, restricted by its organizational documents, any contractual obligations (other than this Agreement) or any applicable Law;

(b) including, the amount of any Qualified Project EBITDA Adjustment, if applicable;

(c) including, the amount of any Joint Venture Option Project EBITDA Adjustment, if applicable; and

(d) including, without duplication, any cash dividends or similar cash distributions made by any Person to the Borrower or to any Restricted Subsidiary.

“EBITDA Event” means the date on which Borrower has achieved annualized EBITDA greater than or equal to $350,000,000 for the immediately preceding three (3) calendar months, as evidenced by either (a) the most recent financial statements delivered pursuant to Section 5.1, or (b) a certificate of the chief financial officer or an Authorized Officer of the Borrower acceptable to the Administrative Agent; provided, however, that Borrower agrees to provide, at the time of each scheduled delivery of financial statements delivered pursuant to Section 5.1 covering the applicable months, evidence verifying such previously certified annualized EBITDA calculation.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means a date agreed upon by the Borrower and the Administrative Agent as the date on which the conditions specified in Section 4.1 of this Agreement are satisfied (or waived in accordance with Section 10.2 of this Agreement).

“Effectiveness Notice” means a notice and certificate of the Borrower properly executed by an Authorized Officer of the Borrower addressed to the Lenders and delivered to the Administrative Agent, whereby the Borrower certifies satisfaction of all the conditions precedent to the effectiveness under Section 4.1 of this Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, decrees, judgments, injunctions, legally binding notices or legally binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the exposure of Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the rules, regulations and interpretations thereunder, in each case as in effect from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” is defined in Article VIII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal and United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(d) and Section 2.17(e), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Facility Fee” is defined in Section 2.12(a).

“Facility Fee Rate” means, for any day, the applicable rate per annum as set forth on Schedule A, based upon the Leverage Ratio or Applicable Rating Level applicable on such date. Each change in the Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the Facility Fee Rate will occur automatically without prior notice.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Payment Date” means (a) the last day of March, June, September and December of each year and (b) the last day of the final Fee Payment Period.

“Fee Payment Period” means, initially, the period from and including the Effective Date through and including the initial Fee Payment Date, and thereafter, each period commencing on and including the day after a Fee Payment Date through and including the succeeding Fee Payment Date (except that the final Fee Payment Period for any Lender shall end on the date immediately preceding the later of the date on which the Commitment of such Lender terminates and its Credit Exposure has been paid in full or cash collateralized).

“Financial Letter of Credit” means any Letter of Credit other than a Performance Letter of Credit.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with the most recent financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant hereto.

“Good Faith” means honesty in fact in the conduct of the transaction concerned.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

“Highest Lawful Rate” is defined in Section 10.12.

“IBA” is defined in Section 1.5.

“Impacted Interest Period” is defined in the definition of “LIBO Rate.”

“Indebtedness” of any Person means all (i) Debt, and (ii) guaranties or other contingent obligations in respect of the Debt of any other Person.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Index Debt” means senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans, Commitments or Letter of Credit Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided, further, that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Credit Exposure, Commitments or Letter of Credit Commitments, as the case may be.

“Initial Period” means the period of time commencing on the Effective Date until the first Business Day after delivery to the Administrative Agent of an item described in clause (a) or (b) below evidencing each of the following: (i) Borrower has annualized EBITDA for the immediately preceding three (3) calendar months greater than or equal to $175,000,000 and (ii) since the Effective Date Borrower has raised at least $250,000,000 of additional Capital, whether in the form of Capital Stock or other Capital, provided that, for the purposes of this calculation, for any Capital having the characteristics of Debt (“Other Capital”) to be included as additional Capital, such Other Capital must be provided by any non-Affiliate of Borrower and expressly subordinated in right of payment and collection to the Obligations under this Agreement; in both cases as evidenced by either (a) the most recent financial statements delivered pursuant to Section 5.1 or (b) a certificate of an Authorized Officer of the Borrower acceptable to the Administrative Agent; provided, however, that Borrower agrees to provide, at the time of each scheduled delivery of financial statements delivered pursuant to Section 5.1 covering the applicable months, evidence verifying such previously certified calculations.

“Instructions” means inquiries, communications and instructions (whether oral, telephonic, written, electronic mail or transmission, facsimile or other) regarding a Letter of Credit and each Request for Letter of Credit (and the term “Request for Letter of Credit” is subsumed within the term “Instruction”).

“Interest Election Request” means a request by Borrower to convert or continue a Borrowing in accordance with Section 2.8, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first (1st) day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day, or, with the consent of the Administrative Agent, such other day, in the calendar month that is one, two, three or six months or one week thereafter or any other period agreeable to all Lenders, in each case as Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for US Dollars) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for US Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment(s)” is defined in Section 7.8.

“Investment Grade Event” means the earliest date on which either (a) the Ratings Event occurs, or (b)(i) the Borrower and its Restricted Subsidiaries have achieved the Permitted Leverage Ratio and (ii) the EBITDA Event has occurred.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each Lender identified on Schedule 2.5 with such Person having a Letter of Credit Commitment as identified on Schedule 2.5 and (b) any other Lender that shall have become an Issuing Bank, in its sole discretion, hereunder as provided in Section 2.5(j), as applicable, each in its capacity as an issuer of Letters of Credit hereunder; provided, however, that such Persons shall not have ceased to be an Issuing Bank as provided in Section 2.5(k); provided further that no such Lender shall be required to provide Letters of Credit in excess of its Letter of Credit Commitment. The Issuing Banks may, in their discretion, and with the approval of Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Banks with an Acceptable Rating, in which case the term “Issuing Bank” shall include any such Affiliates with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.5 with respect to such Letters of Credit). Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“Issuing Bank LC Report” is defined in Section 2.5(l).

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Joint Venture” means each entity in which Borrower or its Restricted Subsidiaries is expected to obtain, in connection with the Contribution Agreement Transactions, options to acquire equity interests, which includes (a) an option to acquire up to a fifteen percent (15%) equity interest (as well as pursuant to a supplemental option, an additional one percent (1%) equity interest) in the Gulf Coast Express pipeline, (b) an option to acquire up to a fifteen percent (15%) equity interest in the EPIC Crude pipeline, (c) an option to acquire a fifty percent (50%) equity interest in the Salt Creek NGL pipeline, (d) an option to acquire up to a thirty-three percent (33%) equity interest in the Shin Oak pipeline, and (e) an option to acquire equity in either (i) a long-haul natural gas pipeline from the Permian Basin in Texas to the Texas Gulf Coast being developed by affiliates of Kinder Morgan, Inc. or (ii) the next similar pipeline project if such Permian pipeline project is not placed into service.

“Joint Venture Option Project” means the construction or expansion of any capital project of a Joint Venture, the aggregate capital cost of which exceeds or is reasonably expected to exceed $20,000,000.

“Joint Venture Option Project EBITDA Adjustments” means with respect to each Joint Venture Option Project:

(a) prior to the Commercial Operation Date of a Joint Venture Option Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Joint Venture Option Project) of an amount (determined by the Borrower in good faith in a commercially reasonable manner and certified by the chief financial officer of the general partner of the Borrower and approved by the Administrative Agent) equal to the projected consolidated EBITDA attributable to such Joint Venture Option Project for the first twelve-month period following the scheduled Commercial Operation Date of such Joint Venture Option Project (such amount referred to as “Projected Post-Completion EBITDA” and to be determined based on projected revenues from such Joint

Venture Project, scheduled Commercial Operation Date, and other reasonable factors), which may, at the Borrower’s option, be added to actual consolidated EBITDA for the fiscal quarter in which construction of such Joint Venture Option Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Joint Venture Option Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual consolidated EBITDA attributable to such Joint Venture Option Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 180 days or less, 0%, (ii) longer than 180 days but not more than 270 days, 33%, (iii) longer than 270 days but not more than 365 days, 67%, and (iv) longer than 365 days, 100%; provided, further, however, that if the Commercial Operation Date occurs on a date other than the last day of a fiscal quarter, then the applicable reduction shall be prorated by multiplying the applicable reduction percent by a fraction, the numerator of which is the number of days during the period beginning on the scheduled Commercial Operation Date through (and including) the last day before the actual Commercial Operation Date and the denominator of which is the number of days during the period beginning on (and including) the scheduled Commercial Operation Date through (and including) the last day of the fiscal quarter during which the actual Commercial Operation Date occurs; and

(b) for each of the first four full fiscal quarters after the Commercial Operation Date, the difference between Projected Post-Completion EBITDA and actual consolidated EBITDA through the end of the applicable quarter attributable to such Joint Venture Option Project; provided that, in the event such actual consolidated EBITDA shall materially differ from Projected Post-Completion EBITDA through the end of the applicable quarter, Projected Post-Completion EBITDA shall be redetermined in respect of the then unexpired portion of the first four fiscal quarters after the Commercial Operation Date in the same manner as set forth in clause (a) above, such amount to be approved by the Administrative Agent, which may, at the Borrower’s option, be added to actual consolidated EBITDA for the Borrower and its Restricted Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(i)	no such additions shall be allowed with respect to any Joint Venture Option Project unless:

(1) prior to the delivery of the first certificate required by Section 5.1(c) (or such later time as the Administrative Agent may agree in its sole discretion), to the extent Joint Venture Option Project EBITDA Adjustments will be made to consolidated EBITDA in determining compliance with Article VI as of the end of the applicable fiscal quarter covered by such certificate, the Borrower shall have delivered to the Administrative Agent written pro forma projections of consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Joint Venture Option Project; and

(2) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent;

(ii)

the aggregate amount of all Joint Venture Option Project EBITDA Adjustments during any period shall be limited to 60% of the total actual consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual consolidated EBITDA shall be determined without including any Joint Venture Option Project EBITDA Adjustments); and

(iii)

for the avoidance of doubt, the foregoing consolidated EBITDA adjustments shall be adjusted with respect to the portion of consolidated EBITDA which would be attributable to any non-wholly owned Restricted Subsidiaries of the Borrower to reflect only the Borrower’s pro rata ownership interest in such Restricted Subsidiaries.

“KAAC” means Kayne Anderson Acquisition Corp., a Delaware corporation, to be known as Altus Midstream Company upon consummation of the transactions contemplated by the Contribution Agreement.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) at such time, the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of all LC Disbursements, in each case that have not yet been reimbursed by or on behalf of Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. The LC Exposure of any Issuing Bank at any time shall be the total LC Exposure at such time for all Letters of Credit issued by such Issuing Bank.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Issuing Banks’s name on Schedule 2.5 hereto, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent, or such other amount as may be mutually agreed in writing between any Issuing Bank and Borrower, as such commitment may be reduced from time to time pursuant to the terms of Section 2.5.

“Letter of Credit Fees” means, with respect to any Letter of Credit, the letter of credit commission set forth in Section 2.12(b) as well as customary fronting, administrative, issuance, amendment, payment and negotiation charges negotiated with the applicable Issuing Bank.

“Letter of Credit Suspension Notice” is defined in Section 2.5(b).

“Leverage Ratio” means, as of the date of determination, (i) the ratio of the consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on the date of such calculation to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the 12-month period ending immediately before such date.

“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any LIBOR Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for US Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“LIBOR Margin” means, for any day, the applicable rate per annum set forth on Schedule A under the caption “LIBOR Margin” based upon the Leverage Ratio or Applicable Rating Level, as applicable, applicable on such date. Each change in the LIBOR Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. Changes in the LIBOR Margin will occur automatically without prior notice.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or security interest of any kind, granted or created to secure Indebtedness; provided, however, that, with respect to any prohibitions of Liens on Property, the following transactions shall not be deemed to create a Lien to secure Indebtedness: (i) production payments and (ii) liens required by statute and created in favor of U.S. governmental entities to secure partial, progress, advance, or other payments intended to be used primarily in connection with air or water pollution control.

“Limited Recourse” means, with respect to any Unrestricted Subsidiary and the Indebtedness and other obligations of such Unrestricted Subsidiary:

(a) except as otherwise permitted under Section 7.8, neither the Borrower nor any Restricted Subsidiary guarantees or is otherwise liable in respect of, or provides credit support of any kind for the Indebtedness or other obligations of such Unrestricted Subsidiary other than (i) a pledge of the Capital Stock in, or Indebtedness or other obligations of, such Unrestricted Subsidiary or one or more other Unrestricted Subsidiaries, (ii) the provision of development, operations and maintenance services on an arms-length basis in the ordinary course of business, and (iii) guarantees of the Unrestricted Subsidiary’s performance of the acquisition, improvement, installation, design, engineering, construction, and development of all or any portion of the project that is financed by a Project Financing, except any such guaranty which is a guaranty of any Indebtedness relating to such Project Financing; and

(b) no default on the Indebtedness or other obligations of such Unrestricted Subsidiary (including any rights that the holders of the Indebtedness or other obligations may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such Indebtedness of the Borrower or any of its Restricted Subsidiaries or cause the payment of such Indebtedness of the Borrower or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

“Loan” means any loan made by the Lenders to Borrower pursuant to this Agreement.

“Loan Document” means this Agreement, any Guaranty, any Borrowing Request, any Interest Election Request, any Request for Letter of Credit, any Letter of Credit, any Assignment and Assumption, any Notice of Commitment Increase, any election notice, the agreement with respect to fees described in Section 2.12(c), and each other agreement, document or instrument delivered by Borrower or any other Person in connection with this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means, as to any matter, that such matter could reasonably be expected to materially and adversely affect the assets, business, properties, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. No matter shall be considered to result, or be expected to result, in a Material Adverse Effect unless such matter causes the Borrower and its Restricted Subsidiaries, on a consolidated basis, to suffer a loss or incur a cost equal to at least ten percent (10%) of Consolidated Tangible Net Worth.

“Maturity Date” the earliest of:

(a) The Original Maturity Date, or such other later date as may result from any extension requested by the Borrower and consented to by some or all of the Lenders pursuant to Section 2.7;

(b) The date on which the Commitments and Letter of Credit Commitments are terminated in full or reduced to zero pursuant to Section 2.9; and

(c) The date on which the Commitments and Letter of Credit Commitments otherwise are terminated in full and reduced to zero pursuant to the terms of Section 4.1, Section 8.2 or Section 8.3.

Upon the occurrence of any event described in clause (b) or (c), the Commitments and Letter of Credit Commitments shall terminate automatically and without any further action.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency in the United States.

“New Funds Amount” means the amount equal to the product of a CI Lender’s increased Commitment or a CI Lender’s new Commitment (as applicable) represented as a percentage of the aggregate Commitments after giving effect to the Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date).

“Non-Defaulting Lender” is defined in Section 2.18(f).

“Notice of Commitment Increase” is defined in Section 2.22(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means, at any time, the sum of (i) the outstanding principal amount of any Loans plus (ii) all outstanding LC Disbursements plus (iii) all accrued and unpaid interest, Facility Fees, Letter of Credit Fees and other fees due pursuant to Section 2.12 plus (iv) all other obligations of Borrower to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

“Original Maturity Date” means November 9, 2023.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight LIBOR borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant Register” is defined in Section 10.4(g).

“Participants” is defined in Section 10.4(e).

“Partnership” is defined in Section 4.1(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Borrower or any corporation, trade or business that is, along with Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Performance Letter of Credit” means any Letter of Credit issued as an irrevocable undertaking to make payment triggered by a failure to perform a nonfinancial contractual obligation, including, without limitation, any Letter of Credit issued (a) to ensure the performance of services or the delivery of goods or (b) primarily for the purpose of securing performance obligations of Borrower or any Subsidiary to Governmental Authorities, including clean-up and remediation obligations, provided that, for the avoidance of doubt and without limiting the foregoing, no Performance Letter of Credit shall secure or otherwise support any Indebtedness for borrowed money.

“Permitted Leverage Ratio” means, as of the date of determination, a Leverage Ratio equal to or less than 4.00:1.00.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, joint venture, partnership, association, trust, company, firm, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in Section 10.1(d).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City, or, if Administrative Agent ceases to quote such rate, the rate of interest last quoted by Bloomberg as the “Prime Rate” in the U.S. or, if Bloomberg ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Project Financing” means any Indebtedness incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, or operation of all or any portion of any project, which is Limited Recourse to the Borrower and the Restricted Subsidiaries.

“Property” means (i) any property owned or leased by the Borrower or any Restricted Subsidiary, or any interest of the Borrower or any Restricted Subsidiary in property, which is considered by the Borrower to be capable of producing oil, gas, or minerals in commercial quantities, (ii) any interest of the Borrower or any Restricted Subsidiary in any refinery, processing or manufacturing plant owned or leased by the Borrower or any manufacturing plant owned or leased by the Borrower or any Restricted Subsidiary, (iii) any interest of the Borrower or any Restricted Subsidiary in all present and future oil, gas, other liquid and gaseous hydrocarbons, and other minerals now or hereafter produced from any other Property or to which the Borrower or any Restricted Subsidiary may be entitled as a result of its ownership of any Property, and (iv) all real and personal assets owned or leased by the Borrower or any Restricted Subsidiary used in the drilling, gathering, processing, transportation, or marketing of any oil, gas, and other hydrocarbons or minerals, except (a) any such real or personal assets related thereto employed in transportation, distribution or marketing or (b) any interest of the Borrower or any Restricted Subsidiary in, any refinery, processing or manufacturing plant, or portion thereof, which property described in clauses (a) or (b), in the opinion of the board of directors, managers or similar governing body or management of the Borrower or its general partner, as applicable, is not a principal plant or principal facility in relation to the activities of the Borrower and its Restricted Subsidiaries taken as a whole.

“Proxy Statement” means that certain definitive Proxy Statement for Special Meeting in Lieu of the 2018 Annual Meeting of Stockholders of Kayne Anderson Acquisition Corp. filed with the SEC on October 22, 2018.

“Qualified Acquisition” means any one of more transactions (a) pursuant to which the Borrower or any of its Restricted Subsidiaries acquires, for an aggregate purchase price of not less than $35,000,000, (i) more than 50% (or if such percent or more is already owned, any additional incremental amount) of the issued and outstanding Capital Stock of any other Person or (ii) other property or assets of, or of any operating division or business unit of, any other Person (other than acquisitions of Capital Stock of such Person and acquisitions by Borrower or any of its Restricted Subsidiaries of inventory or supplies in the ordinary court of business) and (b) which is designated by the Borrower by a Qualified Acquisition Notice.

“Qualified Acquisition Closing Date” means the closing date for a Qualified Acquisition.

“Qualified Acquisition Notice” means Borrower’s written notice (i) of its election to designate a transaction as a Qualified Acquisition and (ii) delivered to the Administrative Agent no later than the date on which financial statements for the fiscal quarter during which a Qualified Acquisition occurred are required to be delivered pursuant to Section 5.1(a) or (b), as applicable.

“Qualified Project” means the acquisition, construction or expansion of any capital project by the Borrower or any of its Restricted Subsidiaries, or by a joint venture in which the Borrower or any of its Restricted Subsidiaries owns an equity interest, the aggregate capital cost of which exceeds or is reasonably expected to exceed $20,000,000.

“Qualified Project EBITDA Adjustments” means with respect to each Qualified Project:

(a) prior to the Commercial Operation Date of a Qualified Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Qualified Project) of an amount (determined by the Borrower in good faith in a commercially reasonable manner and certified by the chief financial officer of the general partner of the Borrower and approved by the Administrative Agent) equal to the projected consolidated EBITDA attributable to such Qualified Project (including, in the case of a Qualified Project of a joint venture, the Borrower or its Restricted Subsidiaries’ pro rata share of projected EBITDA for such joint venture attributable to the equity interest of the Borrower and its Restricted Subsidiaries in such joint venture (calculated in accordance with the definition of “EBITDA” as if such joint venture were a Restricted Subsidiary)) for the first twelve-month period following the scheduled Commercial Operation Date of such Qualified Project (such amount referred to as “Projected Post-Operation EBITDA” and to be determined based on projected revenues from such Qualified Project, scheduled Commercial Operation Date, and other reasonable factors), which may, at the Borrower’s option, be added to actual consolidated EBITDA for the fiscal quarter in which construction of such Qualified Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Qualified Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual consolidated EBITDA attributable to such Qualified Project following such Commercial Operation Date)(calculated, in the case of a joint venture, in accordance with the definition of “EBITDA” as if such joint venture were a Restricted Subsidiary); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; provided, further, however, that if the Commercial Operation Date occurs on a date other than the last day of a fiscal quarter, then the applicable reduction shall be prorated by multiplying the applicable reduction percent by a fraction, the numerator of which is the number of days during the period beginning on the scheduled Commercial Operation Date through (and including) the last day before the actual Commercial Operation Date and the denominator of which is the number of days during the period beginning on (and including) the scheduled Commercial Operation Date through (and including) the last day of the fiscal quarter during which the actual Commercial Operation Date occurs; and

(b) for each of the first four full fiscal quarters after the Commercial Operation Date, the difference between Projected Post-Operation EBITDA and actual consolidated EBITDA through the end of the applicable quarter attributable to such Qualified Project (calculated, in the case of a joint venture, in accordance with the definition of “EBITDA” as if such joint venture were a Restricted Subsidiary); provided that, in the event such actual consolidated EBITDA shall materially differ from Projected Post-Operation EBITDA through the end of the applicable quarter, Projected Post-Operation EBITDA shall be redetermined in respect of the then unexpired portion of the first four fiscal quarters after the Commercial Operation Date in the same manner as set forth in clause (a) above, such amount to be approved by the Administrative Agent, which may, at the Borrower’s option, be added to actual consolidated EBITDA for the Borrower and its Restricted Subsidiaries for such fiscal quarters.

Notwithstanding the foregoing:

(i)	no such additions shall be allowed with respect to any Qualified Project unless:

(1) prior to the delivery of the first certificate required by Section 5.1(c) (or such later time as the Administrative Agent may agree in its sole discretion), to the extent Qualified Project EBITDA Adjustments will be made to consolidated EBITDA in determining compliance with Article VI as of the end of the applicable fiscal quarter covered by such certificate, the Borrower shall have delivered to the Administrative Agent written pro forma projections of consolidated EBITDA of the Borrower and its Restricted Subsidiaries attributable to such Qualified Project; and

(2) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent;

(ii)

the aggregate amount of all Qualified Project EBITDA Adjustments during any period shall be limited to 30% of the total actual consolidated EBITDA of the Borrower and its Subsidiaries for such period (which total actual consolidated EBITDA shall be determined without including any Qualified Project EBITDA Adjustments); and

(iii)

for the avoidance of doubt, the foregoing consolidated EBITDA adjustments shall be adjusted with respect to the portion of consolidated EBITDA which would be attributable to any non-wholly owned Subsidiaries of the Borrower or joint ventures to reflect only the Borrower’s pro rata ownership interest in such Subsidiaries and joint ventures.

“Rating” is defined in Schedule A.

“Ratings Event” means the date on which Borrower has a Rating of “Baa3” or higher by Moody’s or of “BBB-” or higher by S&P.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reconciliation Report” is defined in Section 5.1(a).

“Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to the Commitment Increase that does not increase its respective Commitment as a result of the Commitment Increase and whose relative percentage of the Commitments shall be reduced after giving effect to such Commitment Increase.

“Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase).

“Register” is defined in Section 10.4(c).

“Regulation U” means any of Regulations T, U or X of the Board from time to time in effect and shall include any successor or other regulations or official interpretations of said Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System or any successor Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Lenders” is defined in Section 2.7(c)(i).

“Request for Letter of Credit” means a request by Borrower for a Letter of Credit in accordance with Section 2.5(b), in substantially the form of Exhibit F or any other form approved by the applicable Issuing Bank.

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Credit Exposures (provided, that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans) and Unfunded

Commitments representing at least 51% of the sum of the Total Credit Exposure and Unfunded Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 8.1, and for all purposes after the Loans become due and payable pursuant to Section 8.1 or the Commitments expire or terminate, then, as to each Lender, the Unfunded Commitment of each Lender shall be deemed to be zero; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as amended from time to time.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) by a Person with respect to any Capital Stock issued by such Person or any payment (whether in cash, securities or other property) by a Person on account of the purchase, redemption, retirement, acquisition, cancellation or termination of Capital Stock issued by such Person or of any option, warrant or other right to acquire any such Capital Stock.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person or vessel with whom Borrower cannot do business due to the person or vessel being listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person with whom Borrower cannot do business due to the Person operating, organized or resident in a Sanctioned Country or (c) any Person that Borrower knows is owned 50 percent or more by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Security Arrangements” means any arrangements requiring that Borrower issue a letter of credit or otherwise provide security.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized rating agency.

“Standard Letter of Credit Practice” means, for an Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be. Such practices shall be (i) of banks that regularly issue Letters of Credits in the particular city and (ii) required or expressly permitted under the UCP 600 or the ISP 98, as chosen in the applicable Letter of Credit.

“Status Report Effective Date” is defined in Section 2.5(l).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the applicable maximum reserve percentages (including any basic, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person, at a given time, any corporation, partnership, limited liability company or other similar entity of which more than 50% of the outstanding capital stock (or other equity) having ordinary voting power to elect a majority of the board of directors, managers or similar governing body or management of such corporation, partnership, limited liability company or entity (irrespective of whether or not at the time capital stock (or other equity) or any other class or classes of equity of such corporation, partnership, limited liability company or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

“Subsidiary” means any subsidiary of the Borrower.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.4 attached hereto or (ii) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Effective Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.4(c).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time, other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender, and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lenders” means JPMorgan Chase Bank, N.A. and each other Lender that agrees to provide a Swingline Loan, each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.4.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means (i) during the Initial Period, $50,000,000 and (ii) after the Initial Period, $100,000,000.

“Total Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate (a LIBOR Loan) or the Alternate Base Rate.

“UN Convention” means the United Nations Convention on Independent Guarantees and Standby Letters of Credit.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Credit Exposure; provided, that, as to any Lender, clause (a) of the definition of “Swingline Exposure” shall only be applicable in calculating a Lender’s Credit Exposure to the extent such Lender shall have funded its respective participations in the outstanding Swingline Loans.

“United Kingdom” or “UK” means the United Kingdom and any country which makes up a part thereof.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Subsidiary” means any Subsidiary that is designated by the Borrower as an Unrestricted Subsidiary, but only if the following conditions have been satisfied:

(a) except as permitted pursuant to Section 7.8, all Indebtedness and other obligations of such Subsidiary are Limited Recourse;

(b) except as permitted pursuant to Section 7.4, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(c) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d) such Subsidiary has not guaranteed or otherwise directly or indirectly provided any credit support for any Indebtedness of the Borrower or any Restricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date. The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if no Default would be in existence following such designation.

“USA Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“US Dollars” or “$” or “US$” refers to lawful money of the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e)(ii)(B)(3).

“Welfare Plan” means a “welfare plan,” as such term is defined in Section 3(1) of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “LIBOR Borrowing”).

SECTION 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect (i) to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.5 Interest Rates; LIBOR Notification. The interest rate on LIBOR Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(a) of this Agreement, such Section 2.14(a) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on LIBOR Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(a), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II.

The Credits

SECTION 2.1 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in US Dollars to Borrower and to acquire participations in Letters of Credit hereunder from time to time during the Availability Period in an aggregate principal amount up to, but not to exceed, the amount of such Lender’s Commitment, provided that such Loans and Letter of Credit participations will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Total Credit Exposures exceeding the total Commitments. Subject to the conditions set forth herein, Borrower may borrow, prepay and reborrow Loans. The Borrower shall be liable for all Obligations.

SECTION 2.2 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or LIBOR Loans in US Dollars as Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (including any continuation or conversion of existing Loans made in connection therewith); provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) LIBOR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.3 Requests for Borrowings. To request a Borrowing, Borrower shall notify the Administrative Agent of such request in writing or by telephone (a) in the case of a LIBOR Borrowing, not later than 1:00 p.m., New York time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 12:00 p.m. (noon), New York City time. Any such telephonic Borrowing Request shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request signed by Borrower. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

(iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4 Swingline Loans.

(a) Swingline Loans. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) such Swingline Lender’s Credit Exposure exceeding its Commitment, or (iii) the sum of the Total Credit Exposure exceeding the total Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Any Swingline Loans funded by a Swingline Lender shall reduce on a dollar-for-dollar basis availability under this Agreement and such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Procedure for Requesting a Swingline Loan. To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent in writing not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Failure to Make Swingline Loans. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

(d) Swingline Loan Participations. Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(e) Replacement of Swingline Lenders. Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Resignation of Swingline Lender. Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.4(e) above.

SECTION 2.5 Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account and may request the issuance of Letters of Credit for the account of any Subsidiary in any form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period by submitting a Request for Letter of Credit which shall be irrevocable, and (subject to the conditions set forth in Section 4.2), the applicable Issuing Bank will issue such Letters of Credit. Letters of Credit shall be denominated in US Dollars. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any agreement submitted to, or entered into with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Issuing Bank’s records of the content of any Instruction shall be conclusive absent manifest error. An Issuing Bank may transmit a Letter of Credit and any amendment thereto by S.W.I.F.T. message and thereby bind Applicant directly and as indemnitor to the S.W.I.F.T. rules, including rules obligating Applicant or Issuing Bank to pay charges. An Issuing Bank shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law, rule, regulation of, or treaty among, one or more Governmental Authorities applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or direct that such Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and for which such Issuing Bank is not otherwise compensated hereunder.

(b) Procedure for Requesting a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank with a notice copy to the Administrative Agent (reasonably, but no less than four (4) Business Days, in advance of the requested date of issuance, amendment, renewal or extension) a Request for Letter of Credit requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit will become effective, the date on which such Letter of Credit is to expire (which shall comply with Section 2.5(c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure of such Issuing Bank shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the lesser of (A) aggregate Letter of Credit Commitments and (B) $100,000,000, (iii) the Total Credit Exposure shall not exceed the total Commitments and (iv) following the effectiveness of any Maturity Date extension request, the LC Exposure in respect of all Letters of Credit having an expiration date after the previously effective Maturity Date shall not exceed the aggregate Commitments of the consenting Lenders extended pursuant to Section 2.7; provided that an Issuing Bank shall not issue, amend, renew or extend any Letter of Credit (other than automatic renewals thereof pursuant to customary evergreen provisions or amendments that do not effect an extension, or increase the stated face amount, of such Letter of Credit) if it shall have been notified by the Administrative Agent at the written request of the Required Lenders that a Default or an Event of Default has occurred and is continuing and that, as a result, no further Letters of Credit shall be issued by it (a “Letter of Credit Suspension Notice”); provided, however, that such Issuing Bank shall have received such Letter of Credit Suspension Notice no less than four (4) Business Days prior to the issuance of any Letter of Credit. Each determination as to whether a Letter of Credit constitutes a Financial Letter of Credit or a Performance Letter of Credit shall be made by the Administrative Agent and the applicable Issuing Bank, acting reasonably and, once made, shall be conclusive and binding upon Borrower, the Lenders and the Issuing Banks.

(c) Letter of Credit Tenor. Each Letter of Credit shall expire at or prior to the close of business not later than the earlier of (i) the date one (1) year after the date of effectiveness of such Letter of Credit; provided that the date of effectiveness of such Letter of Credit shall be a date no longer than 40 days after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after the expiration date in effect immediately preceding such renewal or extension) and (ii) the then effective Maturity Date; provided that any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (ii) above) upon notice by the applicable Borrower delivered to the Issuing Bank not less than ten (10) days before the then effective expiration date. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the Maturity Date for one additional extension period but on or before the date that is one year after the Maturity Date, provided that Borrower hereby agrees that it shall provide cash collateral in an amount of such Letter of Credit equal to 102% of the LC Exposure plus 100% of the Letter of Credit Fees for the period up to the extended expiration date in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least ninety (90) days prior to the Maturity Date, which such amount shall be (i) deposited by Borrower in an account in the name of Borrower at, and for the benefit of, such Issuing Bank and (ii) held by such Issuing Bank for, and until, the satisfaction of Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. The Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the deposit or through the investment of such deposits, which investments, if any, shall be made by the Issuing Bank, at its option and reasonable discretion, in consultation with Borrower, and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth herein, any Letter of Credit issued with an expiration date beyond the Maturity Date shall, to the extent of any undrawn amount remaining thereunder on the Maturity Date, cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Lenders’ obligations to participate in Letters of Credit pursuant to Section 2.5(d). For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.7, “Maturity Date” as referenced in this sentence shall refer to the Maturity Date as extended pursuant to Section 2.7; provided that, notwithstanding anything in this Agreement (including Section 2.7 hereof) or any other Loan Document to the contrary, the Maturity Date and the Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended with respect to any Issuing Bank without the prior written consent of such Issuing Bank. If Borrower is required to provide an amount of cash collateral pursuant to this Section 2.5(c), such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after the expiration of all Letters of Credit secured by such amounts and the repayment of any LC Disbursements made in respect thereof, and, to the extent applicable, any lien related to the cash collateral shall be released by the Issuing Bank.

(d) Issuance of Letters of Credit. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, the amount equal to such Lender’s Applicable Percentage of such LC Disbursement made by such Issuing Bank and not reimbursed by Borrower on the applicable date due as provided in Section 2.5(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (provided that such Letter of Credit shall expire no later than the date set forth in Section 2.5(c)), or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment of Drawings. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse or cause reimbursement of such LC Disbursement by paying or causing to be paid to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the first (1st) Business Day immediately following the date on which Borrower shall have received notice of such LC Disbursement; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with ABR Loans or Swingline Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loan or Swingline Loan. To the extent such payment is so financed or Borrower fails to make such payment or cause it to be made when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from Borrower the amount in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount of such payment then due from Borrower in US Dollars, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower or any Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations; Limitation on Liability. To the extent permitted by applicable law, Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.5(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the honoring of a presentation under any Letter of Credit which on its face substantially complies with the terms of such Letter of Credit, (v) the honoring of a presentation of any Drawing Documents which appear on their face to have been signed, presented or issued (X) by any purported successor or transferee of any beneficiary or other party required to sign, present or issue the Drawing Documents or (Y) under a new name of the beneficiary, (vi) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit, (vii) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness, or legal effect of any presentation under any Letter of Credit or of any Drawing Documents, (viii) the disregarding of any non-documentary conditions stated in any Letter of Credit, (ix) acting upon any Instruction which it, in Good Faith, believes to have been given by a Person authorized to give such instruction, (x) any delay in giving or failing to give any notice, (xi) any acts, omissions or fraud by, or the solvency of, any beneficiary, (xii) any breach of contract between the beneficiary and Applicant or any of the parties to the underlying transaction, (xiii) any assertion or waiver of any provision of the UCP 600 or ISP 98 which primarily benefits an issuer of a letter of credit, including, any requirement that any Drawing Document be presented to it at a particular hour or place, (xiv) any payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under the Standard Letter of Credit Practice applicable to it, (xv) any acting or failing to act as required or expressly permitted under Standard Letter of Credit Practice (or in the case of other independent undertakings or guarantees, the UN Convention) applicable to where it has issued, confirmed, advised or negotiated such Credit, as the case may be, or (xvi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. To the extent permitted by applicable law, neither the Administrative Agent, the Lenders nor any of the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing provisions of this Section 2.4 shall not be construed to excuse any Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. If, at the applicable Issuing Bank’s and Administrative Agent’s discretion, a Letter of Credit is to be governed by a law other than that of the State of New York, Issuing Bank shall not be liable for any costs, losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for the Issuing Bank resulting from any act or omission by Issuing Bank in accordance with the UCP or the ISP, as applicable, and Applicant shall indemnify Issuing Bank for all such costs, losses, claims, damages, liabilities and related expenses, subject to Section 10.3(d).

(g) LC Disbursements. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone or electronic mail (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interest. If an Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate of interest per annum then applicable to ABR Loans; provided that, if Borrower fails to reimburse such LC Disbursement by the date that is three (3) Business Days following the date such reimbursement is due pursuant to Section 2.5(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.5(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization in Event of Default. If any Event of Default described in Section 8.1(a) shall occur and be continuing, Borrower shall, within three (3) Business Days after Borrower receives notice from the Administrative Agent at the request of the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, deposit in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Lenders, an amount in cash equal to the sum of (i) the aggregate LC Exposure and (ii) the estimated Letter of Credit Fees for the period up to the current maturity (without any renewal) for any outstanding Letter of Credit; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the (i) occurrence of any Event of Default with respect to Borrower described in Section 8.1(g) or (ii) acceleration of the maturity of the Loans and termination of the Commitments and Letter of Credit Commitments pursuant to Section 8.3. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement in accordance with this paragraph. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount including any accumulated interest or profit (to the extent not applied as aforesaid) shall be returned to Borrower within five (5) Business Days after the earlier of (i) all Events of Default have been cured or waived or (ii) expiration of all Letters of Credit secured by such amounts and the repayment of any LC Disbursements made in respect thereof, and, to the extent applicable, any lien related to the cash collateral shall be released by the Administrative Agent.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, upon notice to the Administrative Agent, designate as Issuing Banks one or more Lenders that agree to serve, in such Lender’s sole discretion, in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to such Issuing Bank, executed by the Borrower, the Administrative Agent and such Issuing Bank, including a sublimit for the aggregate amount of Letters of Credit it is willing to issue (which amount will be the Letter of Credit Commitment of such Issuing Bank), and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder. Notwithstanding anything to the contrary contained herein, any Issuing Bank may resign as an Issuing Bank under this Agreement at any time that such Issuing Bank has no Letters of Credit issued and outstanding under this Agreement; provided that (i) any resignation by such Issuing Bank as such shall be subject to the Borrower’s prior written acknowledgement and acceptance, and (ii) any assignment by a Lender that is an Issuing Bank of its Letter of Credit Commitment shall be subject to the Borrower’s prior written consent, which acknowledgement and acceptance or consent, as applicable, may be withheld by the Borrower in its sole and absolute discretion unless and until one or more Issuing Banks or additional Issuing Banks with the same or higher Bank Rating and which are eligible and able to issue Letters of Credit that comply in all respects with the requirements of the Security Arrangements assume and become obligated for the Letter of Credit Commitment of the resigning or assigning Issuing Bank, and in such event, the Borrower shall not unreasonably withhold its acknowledgment and acceptance or consent, as applicable; provided, however, notwithstanding the foregoing, if there is a Change of Law which prohibits an Issuing Bank from acting as an Issuing Bank under this Agreement, then such Issuing Bank shall be permitted to resign as an Issuing Bank at any time thereafter that such Issuing Bank has no Letters of Credit issued and outstanding under the Credit Agreement.

(k) Termination of Issuing Banks. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the tenth (10th) Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, Borrower shall pay all unpaid Letter of Credit Fees accrued for the account of the terminated Issuing Bank. Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. Without limiting the foregoing, following the delivery by the Borrower of any notice of termination in respect of any Issuing Bank (and regardless of whether such notice has become effective), such Issuing Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit.

(l) Issuing Bank Reporting. Each Issuing Bank acknowledges and agrees that it will provide a report (“Issuing Bank LC Report”) to Administrative Agent on (i) the same date of issuance, amendment, or cancellation of any Letter of Credit, which report shall be deemed effective as of the date of such issuance, amendment, or cancellation (the “Change Report Effective Date”) and (ii) on the first (1st) Business Day following the end of each calendar month, which report shall be deemed effective as of the last day of such calendar month (the “Status Report Effective Date”). Each Issuing Bank LC Report shall provide as of the effective date of such report (i) the face amount, the amount of any drawings, the undrawn amount and any other relevant information for all Letters of Credit issued by such Issuing Bank, (ii) the LC Exposure of such Issuing Bank, calculated on a daily basis for each day since the most recently delivered Issuing Bank LC Report, and (iii) any additional information reasonably requested by Administrative Agent.

(m) Electronic Transmissions. Each Issuing Bank is authorized to accept and process any Request for Letter of Credit and any amendments, transfers, assignments of proceeds, Instructions, consents, waivers and all documents relating to the Letter of Credit or the Request for Letter of Credit which are sent to such Issuing Bank by electronic transmission, including S.W.I.F.T., electronic mail, facsimile, courier, mail or other computer generated telecommunications and such electronic communication shall have the same legal effect as if written and shall be binding upon and enforceable against Applicant. Each Issuing Bank may, but shall not be obligated to, require authentication of such electronic transmission or that such Issuing Bank receives original documents prior to acting on such electronic transmission. If it is a condition of the Letter of Credit that payment may be made upon receipt by an Issuing Bank of an electronic transmission advising negotiation, Applicant hereby agrees to reimburse applicable Issuing Bank on demand for the amount indicated in such electronic transmission advice, and further agrees to hold such Issuing Bank harmless if the documents fail to arrive, or if, upon the arrival of the documents, such Issuing Bank should determine that the documents do not comply with the terms and conditions of the Letter of Credit.

(n) Standby Letters of Credit.

(i) Installments. If a Letter of Credit is issued subject to UCP 600, unless otherwise agreed, in the event that any installment of the Letter of Credit is not drawn within the period allowed for that installment, the Letter of Credit may continue to be available for any subsequent installments in the sole discretion of Issuing Bank, notwithstanding Article 32 of UCP 600.

(ii) Auto Extend Notice. If a Letter of Credit provides for automatic extension without amendment, Applicant agrees that it will notify the applicable Issuing Bank in writing at least ten (10) Business Days prior to the last day specified in such Letter of Credit by which such Issuing Bank must give notice that Letter Credit is not to be extended. Unless the Borrower so specifies that such Letter of Credit is not to be extended or an Event of Default then exists and is continuing, the Issuing Bank shall, subject to Section 2.4(c), extend such Letter of Credit. Applicant hereby acknowledges and agrees that if (i) Borrower so specifies that such Letter of Credit is not to be extended or an Event of Default then exists and is continuing and (ii) such Issuing Bank notifies the beneficiary of such Letter of Credit that it will not be extended and the beneficiary thereafter draws on such Letter of Credit, then Applicant shall have no claim or cause of action against such Issuing Bank or defense against payment under this Agreement for such non-extension.

(iii) Pending Expiry Notice. If a Letter of Credit’s terms and conditions provide that the applicable Issuing Bank give beneficiary a notice of pending expiration, Applicant agrees that it will notify such Issuing Bank in writing at least ten (10) Business Days prior to the last day specified in such Letter of Credit by which such Issuing Bank must give such notice of the pending expiration date. In the event Applicant fails to so notify the applicable Issuing Bank and such Letter of Credit is extended, Applicant’s Obligations under this Agreement, including this Section 2.4, shall continue in effect and be binding on Applicant with regard to the Letter of Credit as so extended.

SECTION 2.6 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of Borrower designated by Borrower from time to time in a written notice to the Administrative Agent executed by two Authorized Officers of the Borrower; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on the requested date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate or a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Loans made in such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.7 Extension of Maturity Date and of Commitments.

(a) Subject to the other provisions of this Agreement and provided that no Event of Default has occurred and is continuing, the total Commitments shall be effective for an initial period from the Effective Date to the Original Maturity Date; provided that the applicable Maturity Date, and concomitantly the total Commitments, may be extended (but not more than two (2) times during the life of this Agreement) for one successive period expiring on the date which is one (1) year from the then scheduled Maturity Date. If the Borrower shall request in a Certificate of Extension delivered to the Administrative Agent at least 45 days, but no more than

90 days, prior to any anniversary of the Effective Date that the Maturity Date be extended for one (1) year from the then scheduled Maturity Date, then the Administrative Agent shall promptly notify each Lender of such request and each Lender shall notify the Administrative Agent, no later than 30 days after such Lender’s receipt of such notice, whether such Lender, in the exercise of its sole discretion, will extend the Maturity Date for such one (1) year period. Any Lender which shall not timely notify the Administrative Agent whether it will extend the Maturity Date shall be deemed to not have agreed to extend the Maturity Date. No Lender shall have any obligation whatsoever to agree to extend the Maturity Date. Any agreement to extend the Maturity Date by any Lender shall be irrevocable, except as provided in Section 2.7(c).

(b) If all Lenders notify the Administrative Agent pursuant to Section 2.7(a) of their agreement to extend the Maturity Date, then the Administrative Agent shall so notify each Lender and Borrower, and such extension shall be effective without other or further action by any party hereto for such additional one (1) year period.

(c) If Lenders constituting at least the Required Lenders approve the extension of the then scheduled Maturity Date (such Lenders agreeing to extend the Maturity Date herein called the “Accepting Lenders”) and if one or more Lenders shall notify, or be deemed to notify, the Administrative Agent pursuant to Section 2.7(a) that they will not extend the then scheduled Maturity Date (such Lenders herein called the “Declining Lenders”), then (A) the Administrative Agent shall promptly so notify Borrower and the Accepting Lenders, (B) the Accepting Lenders shall, upon Borrower’s election to extend the then scheduled Maturity Date in accordance with clause (i) below, extend the then scheduled Maturity Date and (C) Borrower shall, pursuant to a notice delivered to the Administrative Agent, the Accepting Lenders and the Declining Lenders, no later than the tenth (10th) day following the date by which each Lender is required, pursuant to Section 2.7(a), to approve or disapprove the requested extension of the total Commitments, either:

(i) elect to extend the Maturity Date and, prior to or no later than the then scheduled Maturity Date, (A) to replace one or more of the Declining Lenders with another lender or lenders reasonably acceptable to the Administrative Agent (such lenders herein called the “Replacement Lenders”) and (B) Borrower shall pay in full in immediately available funds all Obligations of Borrower owing to any Declining Lenders which are not being replaced, as provided in clause (A) above; provided that (x) any Replacement Lender shall purchase, and any Declining Lender shall sell, such Declining Lender’s rights and obligations hereunder without recourse or expense to, or warranty by, such Declining Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Obligations payable to such Declining Lender plus any accrued but unpaid interest on such Obligations and accrued but unpaid fees or other amounts owing in respect of such Declining Lender’s Loans and Commitments hereunder, including compensation for any break funding, to the extent required by Section 2.16, and (y) upon the payment of such amounts referred to in clause (x) and the execution of an Assignment and Assumption by such Replacement Lender and such Declining Lender, such Replacement Lender shall constitute a Lender hereunder and such Declining Lender being so replaced shall no longer constitute a Lender (other than for purposes of Section 2.15 through Section 2.18, Section 2.21 and Section 10.3), and shall no longer have any obligations hereunder, other than to the Agents pursuant to Article IX; or

(ii) elect to revoke and cancel the extension request in such Certificate of Extension by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) no later than the tenth (10th) day following the date by which each Lender is required, pursuant to Section 2.7(a), to approve or disapprove the requested extension of the Maturity Date, and concomitantly the total Commitments.

If Borrower fails to timely provide the election notice referred to in this Section 2.7(c), Borrower shall be deemed to have revoked and cancelled the extension request in the Certificate of Extension and to have elected not to extend the Maturity Date.

(d) Irrespective of the Maturity Date applicable to each Lender, all Lenders will be treated identically prior to the Maturity Date applicable to a particular Lender.

SECTION 2.8 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request (or an ABR Borrowing if no Type is specified) and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or one (1) month if no Interest Period is specified). Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may, subject to the requirements of Section 2.2(c), elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid and provided the Indebtedness has not been accelerated pursuant to Section 8.3, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.9 Termination and Reduction of Commitments and Letter of Credit Commitments.

(a) Unless previously terminated, the Commitments (including all Swingline Commitments) and Letter of Credit Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Total Credit Exposure would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.12(c) at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the

Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in US Dollars on the Maturity Date or, if earlier, the date on which the Commitment of such Lender relating to such Loan is terminated (except for termination of the Commitment of the assigning Lender pursuant to Section 10.4(b)) and (ii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by the Administrative Agent). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans.

(a) Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(c).

(b) If the sum of the Total Credit Exposure in US Dollars exceeds the total Commitments at any time, Borrower shall prepay, or cause to be prepaid, any Loans outstanding in an aggregate principal amount equal to such excess which payment shall be made to the Administrative Agent for the ratable benefit of each Lender within ten (10) days of Borrower receiving notice from Administrative Agent that such payment is due; provided that, if after prepaying all of such Loans the Total Credit Exposure continues to exceed the total Commitments, Borrower shall deposit cash collateral with the Administrative Agent in the amount of such excess and in the manner set forth in Section 2.5(i) except such deposit will be made within five (5) days after Borrower’s receipt of notice from the Administrative Agent that Borrower is required to make such deposit.

(c) Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lenders) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and compensation for break funding, to the extent required by Section 2.16.

SECTION 2.12 Fees.

(a) Subject to Section 2.20, Borrower agrees to pay to the Administrative Agent for the account of each Lender on a pro rata basis (based on Commitments) a facility fee (the “Facility Fee”), which Facility Fee shall accrue at the Facility Fee Rate (i) on $800,000,000 (whether used or unused) during the Initial Period and (ii) thereafter, on the daily amount of the total Commitment (whether used or unused); provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Facility Fees shall be payable in arrears on the third (3rd) Business Day of January, April, July, and October of each year, as applicable, and on the Maturity Date, commencing on the first (1st) such date to occur after the Effective Date; provided that any Facility Fees accruing as of the date on which the Commitments terminate shall be payable on demand. All Facility Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day) and shall be payable in US Dollars.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a commission with respect to all outstanding Letters of Credit, which shall accrue at a per annum rate equal to the LIBOR Margin then in effect on the face amount of each such Letter of Credit during the Fee Payment Period, and (ii) to any Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on its LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Fee Payment Period, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the third (3rd) Business Day of January, April, July, and October of each year, as applicable, and on the Maturity Date, commencing on the first (1st) such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). All Letter of Credit Fees shall be payable in US Dollars.

(c) Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts, in US Dollars and at the times separately agreed upon between Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of Facility Fees and commissions pursuant to Section 2.12(c), to the Lenders. Any and all fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing and each Swingline Loan shall bear interest on the daily amount outstanding at the Alternate Base Rate plus the Base Rate Margin.

(b) The Loans comprising each LIBOR Borrowing shall bear interest on the daily amount outstanding at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan, Swingline Loan, or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or Swingline Loan, 2% plus the rate otherwise applicable to such Loan or Swingline Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, at a rate of interest per annum equal to 2% plus the rate applicable to ABR Loans as provided in Section 2.13(a).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans on the Maturity Date; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) with respect to any Declining Lender, accrued interest shall be paid upon the termination of the Commitment of such Lender.

(e) Subject to Section 10.12, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

(iii) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the interbank dollar market generally, deposits in Dollars in the London interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the LIBOR Loan requested by Borrower;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective, and (B) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the applicable rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(a), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (y) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (together with the calculation thereof) shall be delivered to Borrower and shall be conclusive absent demonstrable error. Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.19 then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the LIBOR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive, together with the calculation thereof, pursuant to this Section shall be delivered to Borrower and to the Administrative Agent and shall be conclusive absent demonstrable error. Borrower shall pay to the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) Payments of Taxes by Borrower. Borrower shall pay the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties or interest arising through the failure of the Administrative Agent, Lender or Issuing Bank to act as

a reasonably prudent agent or lender, respectively), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent demonstrable error.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this paragraph (e).

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender, the Administrative Agent or any Issuing Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender, Administrative Agent or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Administrative Agent or Issuing Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender, Administrative Agent or Issuing Bank has complied with the obligations of such Lender, Administrative Agent or Issuing Bank under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) [Intentionally deleted].

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been paid pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the paying party an amount equal to such refund (but only to the extent of payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such paying party, upon the request of such party, shall repay to such party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will such party be required to pay any amount to a paying party pursuant to this paragraph (g) the payment of which would place such party in a less favorable net after-Tax position than such party would have been in if the Tax subject to payment and giving rise to such refund had not been deducted, withheld or otherwise imposed and the payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any such party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the paying party or any other Person.

(h) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Borrower shall make each payment required to be made by it to the Administrative Agent hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 1:00 p.m., New York City time, and, with respect to reimbursement of LC Disbursements, prior to 2:00 p.m., New York City time, in each case, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Administrative Agent, c/o Loan & Agency Services Group, JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5, Floor 1, Newark, DE 19713, Attention: Lauren Mayer, telephone no.: 302-634-1946, facsimile no.: 302-634-1417, Email: lauren.mayer@jpmorgan.com and Group mailbox: 12012443630@tls.ldsprod.com, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.17 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If insufficient funds are received due to Borrower’s entitlement to withhold amounts on account of Excluded Taxes in relation to a particular Lender, such insufficiency shall not be subject to this Section 2.18(b) but shall be withheld from and shall only affect payments made to such Lender.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in the LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or any Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(e) or (f), Section 2.6(b), Section 2.18(d) or Section 10.3(c), then the Administrative Agent may, in its discretion, notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its reasonable discretion.

(f) Notwithstanding the foregoing or anything to the contrary contained herein, if any Defaulting Lender shall have failed to fund a Loan forming any portion of a Borrowing (each such Loan, an “Affected Loan”), (i) each payment by Borrower on account of the interest on such Borrowing shall be distributed to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of such Borrowing owing to all Non-Defaulting Lenders, and (ii) each prepayment of a Borrowing by Borrower pursuant to Section 2.11 shall be distributed (x) to each Non-Defaulting Lender pro rata based on the outstanding principal amount of such Borrowing owing to all Non-Defaulting Lenders, until the principal amount of such Borrowing (other than the Affected Loans) has been repaid in full and (y) to the extent of any remaining amount of such prepayment relating to such Borrowing, to each Lender which has amounts outstanding with respect to such Borrowing pro rata in accordance with such Lender’s Applicable Percentage.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if Borrower is required to pay any amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, if any Issuing Bank defaults in its obligation to issue Letters of Credit hereunder, or if any Lender is a Defaulting Lender hereunder, then Borrower may upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or expense to, or warranty by, such Lender (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 and Section 2.17) and obligations under this Agreement to an assignee designated by Borrower which meets the requirements of Section 10.4(b) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and if Commitments or participations in Letters of Credit are being assigned, the applicable Issuing Banks and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) the assignee and assignor shall have entered into an Assignment and Assumption, and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any assigning Lender in connection with any such assignment.

SECTION 2.20 [Intentionally Deleted].

SECTION 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12.

(b) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.4 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize any Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize any Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the

Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans, LC Disbursements, or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Swingline Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans or Swingline Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans or Swingline Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) The Commitment and Credit Exposure of such Defaulting Lender shall not be included (in either the calculation of aggregate Commitments, outstanding Obligations or otherwise) in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender as a Lender affected thereby pursuant to Section 10.2(b).

(d) If any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation the Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lender’s Applicable Percentage) but only to the extent (x) the sum of all Non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the sum of each Non-Defaulting Lender’s Credit Exposure plus its reallocated share of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed such Non-Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within (y) one (1) Business Day following notice by the Administrative Agent, prepay such Swingline Exposure and (z) three (3) Business Days following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.5(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.21, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated not cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit Fees with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) So long as any Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure and Swingline Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21, and Swingline Exposure related to any newly made Swingline Loan or participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.5(d) (and Defaulting Lenders shall not participate therein).

(f) Borrower may elect to replace any Defaulting Lender in accordance with the provisions of Section 2.19(b). In the event that the Administrative Agent, Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.5(h), such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

In the event that each of the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.22 Increase in Commitments.

(a) After the expiration of the Initial Period and subject to the terms and conditions set forth herein, the Borrower shall have the right to cause from time to time an increase in the Commitments of the Lenders by up to $700,000,000 in the aggregate (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder and that are consented to by the Administrative Agent (which consent shall not be unreasonably withheld, conditioned, or delayed) or by allowing one or more existing Lenders to increase their respective Commitments (each a “CI Lender”); provided, however that (i) at the time of, and after giving effect to, the Commitment Increase, no Event of Default shall have occurred which is continuing, (ii) no such Commitment Increase shall cause the total amount of the Commitments to exceed $1,500,000,000, (iii) no Lender’s Commitment, Issuing Bank’s Letter of Credit Commitment or Swingline Lenders’ Commitment shall be increased without such Lender’s, such Issuing Bank’s, or such Swingline Lender’s, as applicable, prior written consent (which consent may be given or withheld in such Lender’s, such Issuing Bank’s or such Swingline Lender’s sole and absolute discretion), (iv) if, on the effective date of such increase, any Loans have been funded, then Borrower shall be obligated to pay any breakage fees or costs in connection with the reallocation of such outstanding Loans, and (v) each CI Lender shall execute a Notice of Commitment Increase and deliver such executed notice to the Administrative Agent.

(b) Any Commitment Increase must be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Commitment Increase”) in the form of Exhibit E attached hereto. Once the Notice of Commitment Increase is fully-executed, such notice and such Commitment Increase shall be effective on the proposed effective date set forth in such notice (not less than five (5) Business Days after receipt by the Administrative Agent) or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Commitment Increase Effective Date”).

(c) On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount, which amount, for each such CI Lender, shall constitute Loans made by such CI Lender to Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by Borrower pursuant to Section 2.11, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iii) Borrower shall be responsible to pay to each Lender any breakage fees or costs in connection with the reallocation of any outstanding Loans.

(d) Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in its records the CI Lender’s information as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire in form satisfactory to the Administrative Agent that shall be executed and delivered by each CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date, (ii) Schedule 2.1 hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule 2.1, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

ARTICLE III.

Representations and Warranties

In order to induce the Lenders, the Issuing Banks and the Agents to enter into this Agreement, the Lenders to make Loans hereunder, the Issuing Banks to issue Letters of Credit hereunder, and the Swingline Lenders to make Swingline Loans hereunder, Borrower represents and warrants unto the Agents, each Issuing Bank, each Swingline Lender, and each Lender as set forth in this Article III.

SECTION 3.1 Organization. The Borrower is a limited partnership, and each of its Restricted Subsidiaries is a corporation, limited liability company, limited partnership or other legal entity, in either case duly incorporated or otherwise properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted where the failure to so qualify would have a Material Adverse Effect.

SECTION 3.2 Authorization and Validity. The execution, delivery and performance by Borrower of each Loan Document executed or to be executed by it, are within Borrower’s corporate, limited liability company, partnership or other similar powers, as applicable, have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on behalf of it, and do not (a) contravene Borrower’s certificate of formation or other organizational documents, as the case may be; (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting Borrower or any Subsidiary; or (c) result in, or require the creation or imposition of, any Lien, not permitted by Section 7.1, on any of Borrower’s or any Restricted Subsidiary’s properties. Each Loan Document executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and to general principles of equity.

SECTION 3.3 Government Approval and Regulation. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Borrower of any Loan Document to which it is a party. Neither Borrower nor any of its Restricted Subsidiaries is an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.4 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would result in the incurrence by Borrower or any member of the Controlled Group of any liability, fine or penalty in excess of the Threshold Amount. Neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 3.5 Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan or LC Disbursement will be used for a purpose which violates, or would be inconsistent with, Regulation U. Terms for which meanings are provided in Regulations U are used in this Section with such meanings.

SECTION 3.6 Taxes. Borrower and each of its Restricted Subsidiaries has to the best knowledge of Borrower after due investigation filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.7 Subsidiaries; Restricted Subsidiaries. Schedule 3.7 hereto contains an accurate list of all of the presently existing Subsidiaries, including, without limitation, Restricted Subsidiaries, as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective Capital Stock or, the revenue share attributable to the general and limited partnership interests, as the case may be, owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries which are corporations have been duly authorized and issued and are fully paid and non-assessable.

SECTION 3.8 No Default or Event of Default. As of the Effective Date, no Default or Event of Default exists.

SECTION 3.9 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. Borrower and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions in all material respects. None of (i) Borrower or any Subsidiary, (ii) any director or officer of Borrower or any Subsidiary, or (iii) to the knowledge of Borrower, any employee or agent of Borrower or any Subsidiary (in each case, acting in their capacity as such), is a Sanctioned Person. No Borrowing, issuance of letters of credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.10 Beneficial Ownership. As of the Effective Date, to the Borrower’s knowledge, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

ARTICLE IV.

Conditions

SECTION 4.1 Effectiveness. This Agreement shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1.

(a) Resolutions and Officers Certificates. The Administrative Agent shall have received from Borrower a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of Borrower (or the general partner of the Borrower) as to (i) resolutions of its governing board, then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it; and (iii) its certificate of formation and limited partnership agreement; upon which certificates each Issuing Bank and Lender may conclusively rely until it shall have received a further certificate of an authorized officer of Borrower canceling or amending such prior certificate.

(b) Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date, addressed to the Administrative Agent, the other Agents, all Issuing Banks, all Swingline Lenders, and all Lenders, from Bracewell LLP, counsel to Borrower, in substantially the form attached hereto as Exhibit A.

(c) Closing Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of each Lender, Issuing Bank, Swingline Lender, and other Agent, as the case may be, all fees, costs and expenses due and payable pursuant hereto.

(d) Financial Statements. The Administrative Agent shall have received (1) the Proxy Statement containing (i) the condensed combined balance sheet of Alpine High Gathering LP, Alpine High Pipeline LP, Alpine High Processing LP, and Alpine High NGL Pipeline LP (collectively, the “Partnership”) as of June 30, 2018, the related condensed combined statements of operations for the three-month and six-month periods ended June 30, 2018, the related condensed combined statements of cash flows and changes in partner’s capital for the six-month period ended June 30, 2018, and the related notes, reviewed by Ernst & Young LLP, (ii) the unaudited condensed combined financial information of the Partnership for the three- and six-

month periods ended June 30, 2017, (iii) the combined balance sheets of the Partnership as of December 31, 2017 and 2016, the related combined statements of operations, partner’s capital and cash flows for the year ended December 31, 2017 and for the period from inception (May 26, 2016) through December 31, 2016 and the related notes, audited by Ernst & Young LLP, (iv) the unaudited pro forma condensed combined financial information of KAAC for the six (6) months ended June 30, 2018 and for the year ended December 31, 2017 which combine the historical statements of operations of KAAC and the historical combined statements of the Partnership giving effect to the consummation of the Contribution Agreement Transactions as if they had been consummated on January 1, 2017, (2) with respect to the Contribution Agreement Transactions, copies of any other financial statements (including pro forma financial statements), reports, notices and proxy statements sent by the Borrower or its affiliates to its equityholders and all SEC filings, the Proxy Statement and any of the items specified clause (2) of which may be delivered in the manner or means described in the last paragraph of Section 5.1, and (3) a certification from the chief financial officer of the Borrower’s general partner that such financial statements specified in clauses (1)(i) through (iii) fairly present the Partnership’s financial condition and results of operations and that prior to the Effective Date and after giving effect to consummation of the Contribution Agreement Transactions, upon which the Partnership became Subsidiaries, no material adverse change in the condition or operations of the Partnership or Borrower and its Subsidiaries taken as a whole from that reflected in such financial statements has occurred and is continuing.

(e) Environmental Warranties. In the ordinary course of its business, Borrower conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of Borrower and its Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that after such review Borrower has reasonably concluded that existing Environmental Laws are unlikely to have a Material Adverse Effect, or that Borrower has established adequate reserves in respect of any required clean-up or other remediation.

(f) Effectiveness Notice. The Administrative Agent shall have received the Effectiveness Notice.

(g) Litigation. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, stating that no litigation, arbitration, governmental proceeding, Tax claim, dispute or administrative or other proceeding shall be pending or, to the knowledge of Borrower, threatened against Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

(h) Regulatory Requirement—KYC. The Administrative Agent, on behalf of the various Lenders, shall have received all documentation and other information regarding the Borrower required by regulatory authorities or otherwise required for compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and in all cases under this subsection (h), to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date.

(i) Regulatory Requirements – Beneficial Ownership. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (i) shall be deemed to be satisfied).

(j) Contribution Agreement. The Administrative Agent shall have received a certificate, signed by an Authorized Officer of Borrower, certifying that (i) the Contribution Agreement Transactions have been consummated, and (ii) the Contribution Agreement is substantially similar to the material terms thereof as in effect on August 8, 2018.

(k) Other Documents. The Administrative Agent shall have received such other instruments and documents as any of the Agents or their counsel may have reasonably requested.

The Administrative Agent shall notify Borrower, the other Agents, the Issuing Banks, the Swingline Lenders, and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, the Swingline Lenders to make Swingline Loans, and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on December 31, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments, Letter of Credit Commitments, and Swingline Commitments shall terminate at such time).

SECTION 4.2 All Loans and Letter of Credit Issuances. The obligation of each Lender to fund any Loan which results in an increase in the aggregate outstanding principal amount of Loans under this Agreement on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

(a) Compliance with Warranties and No Default. Both before and after giving effect to any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, the following statements shall be true and correct: (1) the representations and warranties set forth in Article III, shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (2) no Default or Event of Default shall have then occurred and be continuing.

(b) Borrowings; Letter of Credit Issuances. The Administrative Agent shall have received either (i) a Borrowing Request for such Borrowing or (ii) a Request for Letter of Credit for such issuance of a Letter of Credit, as applicable.

ARTICLE V.

Affirmative Covenants

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 5.1 Financial Reporting and Notices. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) within 90 days after the end of each fiscal year of the Borrower or Borrower Parent, as applicable, at the election of Borrower in respect of any particular fiscal year, either (i) a copy of the audited annual report for such fiscal year for Borrower and its Subsidiaries, including therein consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year, in each case certified (without qualification) by independent public accountants of nationally recognized standing selected by Borrower (“Borrower Audited Annual Financials”) or (ii) both (x) a copy of the audited annual report for such fiscal year for Borrower Parent and its Subsidiaries, including therein consolidated balance sheets of Borrower Parent and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower Parent and its Subsidiaries for such fiscal year, in each case certified (without qualification) by independent public accountants of nationally recognized standing selected by Borrower Parent (“Borrower Parent Annual Financials”) and (y) unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Borrower and its Subsidiaries for such fiscal year (“Borrower Unaudited Annual Financials”); provided, however, that with respect to Borrower Unaudited Annual Financials, Borrower shall provide, within 30 days after receipt of a written request from the Administrative Agent for a Reconciliation Report, a report reconciling all material items between the Borrower Parent Annual Financials and the Borrower Unaudited Annual Financials (a “Reconciliation Report”); provided, further, however, that if (i) material discrepancies between the Borrower Parent Annual Financials and the Borrower Unaudited Annual Financials continue for two consecutive years and (ii) the Administrative Agent requests Borrower to provide Borrower Audited Annual Financials, then commencing with respect to the next fiscal year following such request, Borrower shall provide Borrower Audited Annual Financials;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending March 31, 2019, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by an Authorized Officer of the Borrower;

(c) together with the financial statements described in (a) and (b), above a compliance certificate, in substantially the form of Exhibit B or any other form approved by the Administrative Agent, executed by an Authorized Officer of the Borrower;

(d) within five (5) days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which Borrower has taken and proposes to take with respect thereto;

(e) promptly after the sending or filing thereof, copies of all material public filings, reports and communications from the Borrower, and all reports and registration statements which the Borrower Parent, the Borrower or any of its Restricted Subsidiaries files with the SEC or any national securities exchange;

(f) immediately upon becoming aware of the institution of any steps by Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which would reasonably be expected to result in the incurrence by Borrower of any liability, fine or penalty in excess of the Threshold Amount, or any material increase in the contingent liability of Borrower with respect to any postretirement Welfare Plan benefit, notice thereof;

(g) promptly following Borrower’s receipt, copies of any (i) notice of demand for a Letter of Credit under any Security Arrangement if Borrower is requesting the issuance of a Letter of Credit with respect thereto, or (ii) demand by any beneficiary for payment under any issued Letter of Credit;

(h) such other information respecting the financial condition or operations of the Borrower or any of its Restricted Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request; and

(i) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender, which is required to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and shall be deemed to have been so delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on its website, the location of which may be communicated pursuant to the notice provisions set forth in Section 10.1 or (ii) on which such documents are posted on the Borrower’s behalf on the website of the SEC or on IntraLinks or another relevant website, if any, to which each Lender, each Issuing Bank and the Administrative Agent have access (whether a commercial third-party website or whether sponsored by the

Administrative Agent); provided that, the Borrower shall notify the Administrative Agent of the posting of any such document and the Administrative Agent shall in turn give the Lenders and the Issuing Banks notice of such posting; and provided further that, if requested by the Administrative Agent, the Compliance Certificate to be delivered under Section 5.1(c) shall also be delivered in a tangible, physical version or in .pdf format.

SECTION 5.2 Compliance with Laws. Borrower will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders where noncompliance therewith may reasonably be expected to have a Material Adverse Effect, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 5.3 Maintenance of Properties. Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep valid title to, or valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.1 and except for imperfections and other burdens of title thereto as do not in the aggregate materially detract from the value thereof or for the use thereof in their businesses (taken as a whole).

SECTION 5.4 Insurance. Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

SECTION 5.5 Books and Records. Borrower will, and will cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and the other Agents and each Lender through the Administrative Agent or any of their respective authorized representatives, during normal business hours and at reasonable intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Administrative Agent or such other Agent, Issuing Bank or Lender or, if a Default or Event of Default has occurred and is continuing, at the expense of Borrower, photocopy extracts from) any of its books or other records.

SECTION 5.6 Purposes. Borrower will, and will cause each Subsidiary to, use this Agreement for general corporate purposes, including, without limitation, obtaining Loans, including pursuant to Section 2.3, Section 2.4 or Section 2.5(e), and the issuance of Letters of Credit. Borrower will not, directly, or to Borrower’s knowledge immediately before the issuance of a Letter of Credit to a Person, indirectly, use the proceeds of any Loan, any Swingline Loan, or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Her Majesty’s Treasury of the United Kingdom or in a European Union member state, or (ii) in any other manner that would result in a violation of Sanctions or applicable Anti-Corruption Laws by any Person (including any Person participating in the Loans, Swingline Loans, or Letters of Credit, whether as underwriter, advisor, investor, or otherwise).

ARTICLE VI.

Financial Covenant

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 6.1 Ratio of Total Debt to Capital. During the Initial Period, the Borrower will not permit its ratio (expressed as a percentage) of (i) the consolidated Indebtedness of the Borrower and its Restricted Subsidiaries to (ii) Capital to be greater than 30% at the end of any fiscal quarter beginning with the fiscal quarter ending December 31, 2018.

SECTION 6.2 Leverage Ratio. After the Initial Period, the Borrower will not permit its Leverage Ratio to exceed 5.00:1.00 at the end of any fiscal quarter, provided, however, that during an Acquisition Period, the Leverage Ratio shall not exceed 5.50:1.00 at the end of any fiscal quarter.

ARTICLE VII.

Negative Covenants

Until the Commitments, Letter of Credit Commitments, and Swingline Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, and unless the Required Lenders shall otherwise consent in writing, the Borrower covenants and agrees with the Lenders that:

SECTION 7.1 Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Property of the Borrower or any of its Restricted Subsidiaries to secure Indebtedness of Borrower or any other Person except:

(a) Liens on any property or assets owned or leased by Borrower or any Restricted Subsidiary existing at the time such property or asset was acquired (or at the time such Person became a Restricted Subsidiary); provided that in the case of the acquisition of a Restricted Subsidiary such Lien only encumbers property or assets immediately prior to, or at the time of, the acquisition by Borrower of such Restricted Subsidiary

(b) Liens securing Indebtedness incurred to finance the acquisition, construction, improvement, or capital lease of assets (including equipment); provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction, or improvement of the asset(s) financed and all fees, costs, and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses; provided that prior to the EBITDA Event, the aggregate principal amount of Indebtedness secured by Liens in reliance on this clause (b) shall not exceed $25,000,000 outstanding at any time;

(c) Liens on assets of a Restricted Subsidiary securing Indebtedness of a Restricted Subsidiary owing to Borrower or to another Restricted Subsidiary or Liens on assets of an Unrestricted Subsidiary securing Indebtedness of an Unrestricted Subsidiary owing to Borrower, to a Restricted Subsidiary or to another Unrestricted Subsidiary;

(d) Liens existing on the Effective Date set forth on Schedule 7.1;

(e) Liens arising under operating agreements;

(f) Liens pursuant to partnership agreements, contracts for the sale, delivery, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, operating agreements, development agreements, area of mutual interest agreements, forward sales of oil, natural gas and natural gas liquids, and other agreements which are customary in in the business of processing of oil, gas and gas condensate production for the extraction of products therefrom and of transporting and storing oil, gas and related products

(g) Liens on the stock or other ownership interests of or in any Unrestricted Subsidiary or any joint venture;

(h) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business, that are not yet due and payable or that are being contested as set forth in Section 3.6;

(i) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(j) Liens imposed by mandatory provisions of law such as for mechanics’, materialmen’s, warehousemen’s, carriers’, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(k) Liens in renewal or extension of any of the foregoing permitted Liens, so long as limited to the property or assets encumbered and the amount of Indebtedness secured immediately prior to such renewal or extension; and

(l) in addition to Liens permitted by clauses (a) through (j) above, (i) prior to the occurrence of the EBITDA Event or the Ratings Event, whichever is earlier, Liens securing Indebtedness in an aggregate principal amount not to exceed $75,000,000; and (ii) on or after the earlier to occur of the EBITDA Event or the Ratings Event, Liens on property or assets of the Borrower and its Restricted Subsidiaries if the aggregate Indebtedness of all such Persons secured thereby at the time of creation, incurrence, or assumption does not exceed fifteen percent (15%) of the Borrower’s Consolidated Net Tangible Assets; provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent, any Issuing Bank or any Lender that the Indebtedness subject to or secured by any such Lien ranks (apart from the effect of any Lien included in or inherent in any such Liens) in priority to the Obligations.

SECTION 7.2 Mergers; Conversion; Division. The Borrower (a) will not liquidate or dissolve, consolidate with, or merge into or with, any other Person unless (i) the Borrower is the survivor of such merger or consolidation, and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, and (b) will not consummate a Division as the Dividing Person; provided, however, that Borrower may consummate a Division so long as (i) the Borrower is a Division Successor and (ii) immediately following such Division and taking into account the aggregate of all such Divisions since the Effective Date, the amount of Borrower’s assets (y) during the Initial Period, is not less than 67% of consolidated total assets of the Borrower and its Restricted Subsidiaries as referenced in the “balance sheet” contained in the most recent financial statements delivered pursuant to Section 5.1 and (z) after the Initial Period, is not less than 33% of consolidated total assets of the Borrower and its Restricted Subsidiaries as referenced in the “balance sheet” contained in the most recent financial statements delivered pursuant to Section 5.1.

SECTION 7.3 Asset Dispositions.

(a) The Borrower will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights to acquire (collectively, a “Disposition”) all or substantially all of its assets.

(b) The Borrower will not permit Restricted Subsidiaries to make a Disposition of assets if:

(i) during the Initial Period: at the time of any Disposition, the aggregate amount of assets sold in Dispositions by Restricted Subsidiaries since the Effective Date exceeds 33% of the consolidated total assets of the Borrower and its Restricted Subsidiaries as referenced in the “balance sheet” contained in the most recent financial statements delivered pursuant to Section 5.1, and until the first such financial statement is so delivered, the financial statements of the Partnership as of June 30, 2018 delivered pursuant to Section 4.1(d);

(ii) after the Initial Period but before the EBITDA Event: at the time of any Disposition, the aggregate amount of assets sold in Dispositions by Restricted Subsidiaries since the Effective Date exceeds 67% of the consolidated total assets of the Borrower and its Restricted Subsidiaries as referenced in the “balance sheet” contained in the most recent financial statements delivered pursuant to Section 5.1;

After the EBITDA Event, Restricted Subsidiaries may make Dispositions of assets in an unlimited amount.

(c) Notwithstanding the foregoing, nothing herein shall prohibit any

(i) Disposition of any assets from Borrower to any Restricted Subsidiary of Borrower, from any Restricted Subsidiary of Borrower to Borrower or from a Restricted Subsidiary of Borrower to another Restricted Subsidiary of Borrower;

(ii) Dispositions of assets which no longer are used or useful in the conduct of the ordinary course of business of the Borrower or any Restricted Subsidiary;

(iii) Dispositions in which: (A) the assets being disposed of are exchanged for replacement assets of the same or substantially similar value which are useful in the ordinary course of business of the Borrower or any Restricted Subsidiary or (B) the net proceeds thereof are reinvested within 365 days from such disposition in assets to be used in the ordinary course of business of the Borrower or any Restricted Subsidiary; or

(iv) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Borrower or any Restricted Subsidiary.

SECTION 7.4 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to enter into any material transaction with any of its Affiliates, whether or not in the ordinary course of business, other than on terms no less favorable to the Borrower or its Restricted Subsidiary, as applicable, than would be obtainable by the Borrower or its Restricted Subsidiary, as applicable, at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to any of the following: (i) transactions between or among the Borrower and any of its Restricted Subsidiaries, (ii) transactions between or among any of the Borrower’s Restricted Subsidiaries, and (iii) so long as Borrower is under Control of Apache, transactions between the Borrower or any of its Restricted Subsidiaries and Apache or any of Apache’s direct or indirect Subsidiaries.

SECTION 7.5 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement (excluding this Agreement, or any other Loan Document) limiting the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement which restricts or prohibits the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to Borrower, except:

(a) in the case of any joint venture or any non-wholly owned Restricted Subsidiary, restrictions imposed by the organizational documents of, or set forth in agreements governing Indebtedness of, such joint venture or Restricted Subsidiary; provided that such restrictions apply only to such joint venture or Restricted Subsidiary

(b) restrictions imposed by Law;

(c) agreements existing as of the Effective Date and set forth on Schedule 7.5;

(d) restrictions existing in agreements governing Indebtedness permitted by this Agreement, provided that such restrictions, taken as a whole, are no more restrictive than the restrictions hereunder;

(e) customary restrictions and conditions contained in purchase, merger or sale agreements relating to the Capital Stock or assets of a Restricted Subsidiary pending such transaction, provided such restrictions and conditions apply only to the Restricted Subsidiary that is subject to such transaction and such transaction is permitted by this Agreement; and

(f) restrictions contained in, or existing by reason of, any agreement or instrument relating to any Restricted Subsidiary at the time such Restricted Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or a Restricted Subsidiary or became a Restricted Subsidiary and not created in contemplation thereof.

SECTION 7.6 Indebtedness.

(a) During the Initial Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness incurred in connection with the Loan Documents, except for (i) other Indebtedness in the aggregate principal amount not to exceed $50,000,000 plus rent, lease, or similar payment obligations under capital leases of equipment in an aggregate amount not to exceed $50,000,000, (ii) Indebtedness owed by Borrower to any Restricted Subsidiary, or (iii) Indebtedness owed by any Restricted Subsidiary to Borrower or to any other Restricted Subsidiary; and

(b) After the Initial Period, Borrower shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness incurred in connection with the Loan Documents, (ii) Indebtedness in an aggregate principal amount not to exceed at the time of creation, incurrence, assumption, or sufferance thereof fifteen percent (15%) of the Borrower’s Consolidated Net Tangible Assets, (iii) Indebtedness owed by any Restricted Subsidiary to Borrower or to any other Restricted Subsidiary, (iv) Indebtedness secured by Liens permitted under Section 7.1(b), and (v) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary) after the Effective Date, incurred prior to the time that such Person becomes a Restricted Subsidiary (or is so merged or consolidated), that is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation), and Indebtedness refinancing (but not increasing the outstanding principal amount thereof, except by an amount equal to amounts paid for any accrued interest, breakage, premium, fees and expenses in connection with such refinancing) any such Indebtedness.

SECTION 7.7 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to declare or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except for the following:

(a) a Restricted Subsidiary may declare and make Restricted Payments to the Borrower (with respect to any non-wholly owned Restricted Subsidiary, ratably to its owners in accordance with their respective ownership interests);

(b) so long as no Default or Event of Default exists or would result therefrom and the Borrower is in pro forma compliance with Article VI after giving effect thereto:

(i) during the Initial Period, Restricted Payments in the aggregate amount not to exceed $30,000,000 in any calendar year;

(ii) after the Initial Period, but (y) prior to the earlier to occur of the EBITDA Event or the Ratings Event and (z) only when the Permitted Leverage Ratio exists, Restricted Payments in an unlimited amount; and

(iii) after the earlier to occur of the EBITDA Event or the Ratings Event, Restricted Payments in an unlimited amount.

SECTION 7.8 Investments in Unrestricted Subsidiaries. During the Initial Period, the Borrower will not, and will not permit any of its Restricted Subsidiaries to (a) purchase or otherwise invest in Capital Stock of an Unrestricted Subsidiary, (b) make a loan, advance, or capital contribution to, guarantee or assume Indebtedness of, or purchase or otherwise acquire any Indebtedness of, or equity participation or interest in, an Unrestricted Subsidiary, or (c) contribute, transfer, or distribute any of its assets to any Unrestricted Subsidiary, whether by Division or any other means (clauses (a) through (c) collectively, “Investments”), except for Investments in Unrestricted Subsidiaries which do not, in the aggregate, exceed $75,000,000.

ARTICLE VIII.

Events of Default

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or Borrower shall default (and such default shall continue unremedied for a period of five (5) Business Days) in the payment when due of any interest, fee or of any other obligation hereunder.

(b) Breach of Warranty. Any representation or warranty of Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of Borrower to the Administrative Agent, any other Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be false or misleading when made in any material respect.

(c) Non-Performance of Covenants and Obligations. Borrower shall default in the due performance and observance of any of its obligations under Section 5.1(d), Article VI, or Article VII.

(d) Non-Performance of Other Covenants and Obligations. Except as set forth in clauses (a) – (c) above, Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Administrative Agent or the Required Lenders.

(e) Other Indebtedness. A (i) default shall occur in the payment of more than the Threshold Amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of the principal amount of any Indebtedness of Borrower or any Restricted Subsidiary, or (ii) default by Borrower or any Restricted Subsidiary in the observance or performance of any other agreement or condition pertaining to Indebtedness of Borrower or any Restricted Subsidiary in an aggregate principal amount in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing, or pertaining thereto, and such default shall have resulted in such Indebtedness being declared due and payable prior to its stated maturity and, after expiration of any applicable grace period, the Borrower or Restricted Subsidiary shall not have fully paid the resulting amount thereof.

(f) Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (a) the termination of a Pension Plan if, as a result of such termination, Borrower or any member of its Controlled Group could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of the Threshold Amount; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of the Threshold Amount.

(g) Bankruptcy and Insolvency. Borrower or any Restricted Subsidiary shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any Restricted Subsidiary, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or any Restricted Subsidiary, or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Administrative Agent, each other Agent, each Issuing Bank and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or any Restricted Subsidiary, and, if any such case or proceeding is not commenced by Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Borrower and each Restricted Subsidiary hereby expressly authorizes the Administrative Agent, each Issuing Bank and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

(h) Judgments. Any judgment or order for the payment of money in an amount of the Threshold Amount or more in excess of valid and collectible insurance in respect thereof or in excess of an indemnity with respect thereto reasonably acceptable to the Required Lenders shall be rendered against Borrower or any Restricted Subsidiary and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (b) such judgment shall have become final and non-appealable and shall have remained outstanding for a period of 60 consecutive days.

(i) Change in Control.

(i) At any time prior to the Investment Grade Event, Apache ceases directly or indirectly, to own 40% of the equity interests of or to otherwise Control the Borrower, and

(ii) after the Investment Grade Event, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than Apache or KAAC) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended) of 33 1/3% or more of the outstanding shares of common stock of the Borrower.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in Section 8.1(g) shall occur, the Commitments and the Letter of Credit Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as required in Section 2.5(i) shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Without limiting the foregoing, the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, the Letter of Credit Commitments, and the Swingline Commitments, and thereupon the Commitments, the Letter of Credit Commitments, and the Swingline Commitments shall terminate immediately, and (ii) declare the Loans, LC Disbursements, and Swingline Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon (a) the principal of the Loans, LC Disbursements and Swingline Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (b) Borrower shall cash collateralize the LC Exposure as required in Section 2.5(i). Without limiting the foregoing, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders shall be entitled to exercise any and all other remedies available to them under the Loan Documents and applicable law.

SECTION 8.4 Application of Payments. Notwithstanding anything herein to the contrary, following the acceleration of the Obligations after the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 10.3 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 10.3) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.5 or Section 2.21, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.5 or Section 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 8.4;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above, subject to Section 2.5(i).

ARTICLE IX.

Agents

SECTION 9.1 Authorization and Action.

(a) Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints JPMorgan as Administrative Agent, Wells Fargo Bank, National Association, as syndication agent, Citibank, N.A., Bank of America, N.A., The Toronto-Dominion Bank, New York Branch, MUFG Bank, Ltd., and The Bank of Nova Scotia, Houston Branch, as co-documentation agents and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender, each Issuing Bank, and each Swingline Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender, each Issuing Bank and each Swingline Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders, the Issuing Banks and the Swingline Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders, the Issuing Banks and the Swingline Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, Swingline Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Persons identified on the facing page of this Agreement as the “Co-Lead Arrangers and Joint Bookrunners” (the “Arrangers”), the Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or other Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Swingline Lenders and the Administrative Agent (including any claim under Section 2.12, 2.13, Section 2.15, 2.17 and Section 10.3) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same as required by this Agreement;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each Swingline Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks, or the Swingline Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Issuing Bank, or Swingline Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Issuing Bank or Swingline Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Issuing Bank or Swingline Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, and the Swingline Lenders and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Lender, Issuing Bank, and Swingline Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 9.2 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender, an Issuing Bank, or a Swingline Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender, any Issuing Bank or any Swingline Lender as a result of, any determination of the Credit Exposure or Obligations, any of the component amounts thereof or any portion thereof attributable to each Lender, Issuing Bank, or Swingline Lender.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.4, (ii) may rely on the Register to the extent set forth in Section 10.4(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender, Issuing Bank or Swingline Lender and shall not be responsible to any Lender, Issuing Bank or Swingline Lender for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 9.3 Communications.

(a) No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party to the Lenders, the Issuing Banks, or the Swingline Lenders in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Lender, any Issuing Bank, any Swingline Lender, or any Affiliates for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Administrative Agent’s transmission of communications through the Platform.

(b) Each Lender, each Issuing Bank, and each Swingline Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender, Issuing Bank, and Swingline Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s, Issuing Bank’s, or Swingline Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(c) Each of the Lenders, each of the Issuing Banks, each of the Swingline Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies; provided, however, that Borrower shall have the right at any time, by written notice to the Administrative Agent, to restrict storage of any Communications on the Platform.

(d) Nothing herein shall prejudice the right of the Administrative Agent, any Lender, any Issuing Bank or any Swingline Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.4 The Administrative Agent Individually. With respect to its Commitment, Loans, Letter of Credit Commitments, Letters of Credit, Swingline Commitments, and Swingline Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, Issuing Bank, or Swingline Lender as the case may be. The terms “Issuing Banks”, “Swingline Lenders”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank, Swingline Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders, the Issuing Banks or the Swingline Lenders.

SECTION 9.5 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks, the Swingline Lenders, and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Borrower shall have the right, in consultation with the Required Lenders, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, the Issuing Banks and the Swingline Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. In the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks, the Swingline Lenders and the Borrower as of the date of its resignation.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent. Upon such occurrence, the Borrower shall have the right, in consultation with the Required Lenders, to appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Upon the retirement or removal of the Administrative Agent pursuant to paragraph (a) or (b) of this Section, on the date of effectiveness of such resignation or removal, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender, each Issuing Bank and each Swingline Lender.

Following the effectiveness of the Administrative Agent’s resignation or removal from its capacity as such, the provisions of this Article and Section 9.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 9.6 Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender, Issuing Bank, and Swingline Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Agent, or any other Lender or Issuing Bank or Swingline Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, Issuing Bank or Swingline Lender, as applicable, and to make, acquire or hold Loans hereunder. Each Lender, Issuing Bank and Swingline Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Agent, or any other Lender, Issuing Bank, or Swingline Lender or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, Issuing Bank, and Swingline Lender by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender, Issuing Bank or Swingline Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 9.7 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Swingline Loans, or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i) none of the Administrative Agent, any other Agent, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, each Arranger, and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments, the Swingline Commitments, and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, the Swingline Loans, the Commitments, the Letter of Credit Commitments or the Swingline Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit, the Swingline Loans, the Commitments, Letter of Credit Commitments, or the Swingline Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X.

Miscellaneous

SECTION 10.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or, in respect of notices to the Administrative Agent, by telecopy, as follows:

if to the Borrower to:

Altus Midstream LP

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Attention:         Ben C. Rogers

Telephone:       (713 296-6752)

Email:               Ben.Rodgers@apachecorp.com

with a copy to:

Altus Midstream LP

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Telephone:         (713) 296-6642

Email:                pete.czerniakowski@apachecorp.com

Email:                altustreasury@apachecorp.com

and with copy to each of:

Executive Vice President and General Counsel

Apache Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Telephone:         (713) 296-6204

Email:                anthony.lannie@apachecorp.com

Nora Dobin

Senior Legal Advisor

Apache Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

Telephone:         (713) 296-6744

Email:                nora.dobin@apachecorp.com

(i) if to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.,

Loan & Agency Services Group

500 Stanton Christiana Rd., NCC5, Floor 1

Newark, Delaware 19713

Attention:         Lauren Mayer

Telephone:       (302) 634-1946

Facsimile:        (302) 634-1417

Email:              lauren.mayer@jpmorgan.com and

Group mailbox: 12012443630@tls.ldsprod.com

with a copy to:

JPMorgan Chase Bank, N.A.

707 Travis Street, 5th Floor Central

Houston, Texas 77002

Attention:         Maple Zhao

Telephone:       (713) 216-6245

Facsimile:        (832) 209-1482

Email:              maple.zhao@jpmorgan.com

(ii) if to any other Lender, Issuing Bank, or Swingline Lender to it at its address (or telecopy number) provided to the Administrative Agent and Borrower or as set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications to the Lenders, the Issuing Banks or the Swingline Lenders posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Platform. Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Issuing Bank, any Swingline Lender, or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 10.2 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective except in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, a Swingline Loan, or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, any Swingline Lender, or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.14(b) and Section 10.2(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender or the Commitments without the written consent of such Lender or each Lender, respectively, increase the Letter of Credit Commitment of any Issuing Bank without the written consent of such Issuing Bank, increase the Swingline Commitment of any Swingline Lender without the written consent of such Swingline Lender, (ii) reduce the principal amount of any Loan, LC Disbursement, or Swingline Lender or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender, Issuing Bank or Swingline Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement, or Swingline Lender or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender, Issuing Bank or Swingline Lender affected thereby, (iv) change Sections 2.18(b) or (c), the last sentence of Section 2.9(c) or Section 8.4 in a manner that would alter the pro rata sharing of payments or the pro rata reduction in Commitments required thereby, without the written consent of each Lender, (v) release any Guaranty, without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof or thereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or thereunder, the Issuing Banks hereunder or under Section 2.5, or the Swingline Lenders hereunder or under Section 2.4, without the prior written consent of the Administrative Agent or the applicable Issuing Banks or Swingline Lenders, as the case may be; provided further, notwithstanding the foregoing, a Letter of Credit may only be amended by the Issuing Bank which issued such Letter of Credit.

(c) if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective, upon notice to the Lenders, without any further action or consent of any other party to this Agreement.

SECTION 10.3 Expenses; Indemnity; Damage Waiver.

(a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers and the Agents, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank, Swingline Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, Letters of Credit issued hereunder, Swingline Loans made and documentary Taxes, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit, Swingline Loans or this Agreement.

(b) Borrower shall indemnify the Agents, the Arrangers, each Issuing Bank, each Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNITEE, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit, or Swingline Loan or the actual or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or whereby such refusal to honor is due to a restriction imposed by any law or regulation of a Governmental Authority or an injunction or other order issued by a court, in each case having jurisdiction over Issuing Bank in force at time and place of presentment), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether brought by a third party or by Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) arise in connection with any issue in litigation commenced by Borrower or any of its Subsidiaries against any Indemnitee for which a final judgment is entered in favor of Borrower or any of its Subsidiaries against such Indemnitee.

(c) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 10.3 to the Administrative Agent, each Issuing Bank, and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense of indemnified loss, claim, damage, liability or related expense as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law, (i) Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and (ii) Agents and Lenders shall not assert, and hereby waive, any claim against Borrower, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby (including, without limitation, any Loan Document), the Transactions or any Loan, any Letter of Credit, or any Swingline Loan or the use of the proceeds thereof, except for any such claim arising from the gross negligence or willful misconduct of such Indemnitee or Borrower, as applicable; provided that, notwithstanding the foregoing, nothing contained in this sentence shall limit Borrower’s indemnity obligations with respect to claims asserted by Persons (other than the Agents and the Lenders) to the extent set forth in this Section 10.3.

(e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

SECTION 10.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender or Issuing Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to Section 2.5(j), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit, in Swingline Loans and the Loans at the time owing to it); provided that (i) the Borrower must give its prior written consent to such assignment, provided that, except as to consents covered by Section 2.5(j), (1) the Borrower shall not unreasonably withhold or delay its consent and (2) the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof (A) pursuant to Section 10.1 and (B) by electronic mail to altustreasury@apachecorp.com and such other e-mail contacts that the Borrower notifies the Administrative Agent in writing from time to time pursuant to Section 10.1; (ii) the Administrative Agent and the applicable Issuing Banks and Swingline Lenders must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in increments of $1,000,000 and not less than $10,000,000 unless each of Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (v) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that in no event shall any assignment or delegation be made by any Issuing Bank in respect of any outstanding Letter of Credit without Borrower’s prior written consent in its sole and absolute discretion; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 8.1 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.5, 2.15, 2.16, 2.17, 2.18 and Section 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, LC Disbursements and Swingline Loans owing to, each Lender, Issuing Bank or Swingline Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lenders, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, any Issuing Bank, any Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a

Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register and will provide prompt written notice to Borrower of the effectiveness of such Assignment; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5(e) or (f), Section 2.6(b), Section 2.18(d) or Section 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of Borrower or the Administrative Agent, any Issuing Bank, or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, the Issuing Banks, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) if such Participant is not a Lender or an Affiliate of a Lender, such Lender shall have given notice to Borrower of the name of the Participant and the amount of such participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii) and (iii) of the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section and to Section 2.19(b), Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless Borrower shall expressly agree otherwise in writing. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.17(d) as though it were a Lender.

(g) Each Lender that sells a participation shall, acting solely for this purpose as an agent of, but with no fiduciary duties to, Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant

Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit, Swingline Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank or, in the case of a Lender organized in a jurisdiction outside of the United States, a comparable Person, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Anything herein to the contrary notwithstanding, no assignments or participations shall be made to the Borrower or any of its respective Affiliates or Subsidiaries, any Defaulting Lender or its Lender Parent or to any natural person, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.

SECTION 10.5 Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and Letter of Credit Commitments have not expired or terminated. The provisions of Section 2.5, 2.15, 2.16, 2.17, 2.18 and Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or Swingline Loans, the expiration or termination of the Letters of Credit, the Letter of Credit Commitments, the Swingline Commitments, and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.6 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Agents, Issuing Banks or Swingline Lenders and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing and the Obligations of Borrower shall have been accelerated, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Any Lender exercising its right of setoff pursuant to this Section 10.8 shall provide prompt written notice to the Administrative Agent of the occurrence of such setoff, the amount of such setoff and any other material details of such setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.9 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EXCEPT AS OTHERWISE SET FORTH IN THIS Section 10.9(a), THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. LETTERS OF CREDIT ISSUED PURSUANT TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND EITHER THE “INTERNATIONAL STANDBY PRACTICES 1998” (“ISP 98”) PUBLISHED BY THE INSTITUTE OF INTERNATIONAL BANKING LAW & PRACTICE, INC. OR THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 600 (“UCP 600”) (OR SUCH LATER VERSION OF ISP 98 OR UCP 600 AS MAY BE IN EFFECT AT THE TIME OF ISSUANCE), AS SPECIFIED BY THE BORROWER AT THE TIME IT APPLIES FOR SUCH LETTER OF CREDIT.

(b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY ISSUING BANKS, ANY SWINGLINE LENDER, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THE FIRST SENTENCE OF PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.11 Confidentiality. Each of the Agents, the Issuing Banks, the Swingline Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents (acting in their capacity as such), advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority reasonably purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any rating agency to the extent required by it or (iii) the CUSIP Service Bureau or any similar organization to the extent required by it in connection with this Agreement, (g) with the consent of Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by any Person or (y) becomes available to any Agent, any Issuing Bank, any Swingline Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. Prior to disclosing any Information under clause (c) above, if legally permissible, the Agents, the Issuing Banks, the Swingline Lenders or the Lenders required to make such disclosure shall make a good faith effort to give Borrower prior notice of such proposed disclosure to permit Borrower to attempt to obtain a protective order or other appropriate injunctive relief. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Issuing Bank, any Swingline Lender or any Lender on a non-confidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.12 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of Borrower to a Lender or any Agent under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or Agent limiting rates of interest which may be charged or collected by such Lender or Agent. Accordingly, if the transactions contemplated hereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender or Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document but subject to Section 2.13 hereof) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

(i) the provisions of this Section shall govern and control;

(ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender or Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to each Lender and the Agent herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to Borrower by such Lender or Agent (or, if such consideration shall have been paid in full, such excess refunded to Borrower);

(iii) all sums paid, or agreed to be paid, to such Lender or Agent for the use, forbearance and detention of the indebtedness of Borrower to such Lender or Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender or Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

(iv) if at any time the interest provided pursuant to this Section or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender or Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender or Agent pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or Agent pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section), as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and

(v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender or Agent would cause such Lender to charge Borrower a criminal rate of interest, the Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender or Agent, as applicable, and if received such affected Lender or Agent will return such funds to Borrower so that the rate of interest paid by Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

SECTION 10.13 USA PATRIOT Act Notice. Each Lender, Issuing Bank and Swingline Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender or Issuing Bank) hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.

SECTION 10.14 NO FIDUCIARY DUTY. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary duty between any Lender, on the one hand, and such Borrower or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Borrower, on the other, and (ii) in connection with the transactions contemplated by the Loan Documents, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Agent and Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or its Affiliates. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents.

SECTION 10.15 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 10.16 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALTUS MIDSTREAM LP, a Delaware limited partnership

By:	Altus Midstream GP LLC, its general partner

	By:	/s/ Ben C. Rodgers
	Name:	Ben C. Rodgers
	Title:	Chief Financial Officer and Treasurer

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JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an Issuing Bank, as a Swingline Lender and as a Lender

By:	/s/ Dave Katz
Name:	Dave Katz
Title:	Managing Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, as an Issuing Bank and as a Lender

By:	/s/ Brandon Dunn
Name:	Brandon Dunn
Title:	Vice President

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CITIBANK, N.A., as a Co-Documentation Agent and as a Lender

By:	/s/ Cathy Shepherd
Name:	Cathy Shepherd
Title:	Vice President

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BANK OF AMERICA, N.A., as a Co-Documentation Agent and as a Lender

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Director

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Co-Documentation Agent and as a Lender

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

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MUFG BANK, LTD., as a Co-Documentation Agent and as a Lender

By:	/s/ Todd Vaubel
Name:	Todd Vaubel
Title:	Director

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THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Co-Documentation Agent and as a Lender

By:	/s/ Scott Nickel
Name:	Scott Nickel
Title:	Director

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

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BANK OF MONTREAL, as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Vice President

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Director

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Sophie Bulliard
Name:	Sophie Bulliard
Title:	Authorized Signatory

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

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HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Robinson
Name:	John Robinson
Title:	Managing Director

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

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SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

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SUNTRUST BANK, as a Lender

By:	/s/ Brian Guffin
Name:	Brian Guffin
Title:	Managing Director

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SCHEDULE A

PRICING GRID

LIBOR Margin/ Base Rate Margin/
Facility Fee Rate:	The amount on any date that corresponds to the Leverage Ratio or the Applicable Rating Level, as applicable, in effect on such date as set forth below:

Pre-Ratings / Leverage Ratio Grid

Leverage Ratio	Facility Fee Rate	Base Rate Margin	LIBOR Margin
x ≤ 2.75	20.0 bps	5.0 bps	105.0 bps
2.75 < x ≤ 3.50	22.5 bps	15.0 bps	115.0 bps
3.50 < x ≤ 4.25	27.5 bps	22.5 bps	122.5 bps
x > 4.25	32.5 bps	42.5 bps	142.5 bps

Post-Ratings Grid

Applicable Rating	Facility Fee Rate	Base Rate Margin	LIBOR Margin
Level I	10.0 bps	0.0 bps	90.0 bps
Level II	12.5 bps	0.0 bps	100.0 bps
Level III	17.5 bps	7.5 bps	107.5 bps
Level IV	20.0 bps	30.0 bps	130.0 bps
Level V	25.0 bps	50.0 bps	150.0 bps

Schedule A - Page 1